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                                                                     EXHIBIT 4.6














                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                           SAVINGS AND RETIREMENT PLAN
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                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                           SAVINGS AND RETIREMENT PLAN

                                TABLE OF CONTENTS


                                                                            Page

ARTICLE 1 - TITLE..............................................................1

ARTICLE 2 - DEFINITIONS........................................................2

ARTICLE 3 - PARTICIPATION......................................................8

      Section 3.1.  Initial Enrollment Requirements............................8

      Section 3.2.  General Enrollment Requirements............................9

ARTICLE 4 - CONTRIBUTIONS......................................................9

      Section 4.1.  Pre-Tax Contributions......................................9

      Section 4.2.  Employer Match Contributions..............................13

      Section 4.3.  Discretionary Match Contributions.........................15

      Section 4.4.  Limitations on Contributions for
                    Highly-Compensated Employees..............................16

      Section 4.5.  Limitation on Employer Contributions......................24

ARTICLE 5 - ROLLOVER CONTRIBUTIONS............................................26

      Section 5.1.  Requirements for Rollover Contributions...................26

      Section 5.2.  Delivery of Rollover Contributions........................27

ARTICLE 6 - TRUST.............................................................28

ARTICLE 7 - INVESTMENT ELECTIONS AND ALLOCATION OF TRUST INCOME
            AND CONTRIBUTIONS TO PARTICIPANTS' ACCOUNTS.......................29

      Section 7.1.  Separate Accounts.........................................29

      Section 7.2.  Investment Elections......................................32


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      Section 7.3.  Allocation to Participants' Accounts of Net Income of
                    Trust and Fluctuation in Value of Trust Assets............34

      Section 7.4.  Determination of Net Worth of an Investment Fund..........34

      Section 7.5.  Crediting of Contributions to Accounts....................34

      Section 7.6.  Limitations on Allocations................................36

      Section 7.7.  Correction of Error.......................................39

ARTICLE 8 - DISTRIBUTIONS AND WITHDRAWALS.....................................40

      Section 8.1.  Termination of Employment Under Circumstances
                    Entitling Participant to Full Distribution of His
                    Account...................................................40

      Section 8.2.  Termination of Employment under Circumstances
                    Resulting in Partial Forfeiture of the Participant's
                    Account...................................................40

      Section 8.3.  Time and Form of Distribution upon Termination of Employment.............................................41

      Section 8.4.  Designation of Beneficiary................................45

      Section 8.5.  Investment of Distributee Accounts........................46

      Section 8.6.  Distributions to Minor and Disabled Distributees..........47

      Section 8.7.  "Lost" Participants and Beneficiaries.....................47

      Section 8.8.  Withdrawals from Accounts During Employment...............48

      Section 8.9.  Loans to Participants.....................................52

      Section 8.10. Direct Rollovers..........................................54

ARTICLE 9 - SPECIAL PARTICIPATION AND DISTRIBUTION RULES
            RELATING TO REEMPLOYMENT OF TERMINATED
            EMPLOYEES AND EMPLOYMENT BY RELATED ENTITIES......................56

      Section 9.1.  Change of Employment Status...............................56

      Section 9.2.  Reemployment of an Eligible Employee Whose


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                    Employment Terminated Prior to His Becoming a
                    Participant...............................................56

      Section 9.3.  Reemployment of a Terminated Participant..................57

      Section 9.4.  Leased Employees..........................................58

      Section 9.5.  Employment by Related Entities............................59

ARTICLE 10 - PARTICIPANTS' STOCKHOLDER RIGHTS.................................59

      Section 10.1.  Voting Shares of Company Stock...........................59

      Section 10.2.  Tender Offers............................................60

ARTICLE 11 - ADMINISTRATION...................................................62

      Section 11.1.  The Plan Administrator...................................62

      Section 11.2.  Claims Procedure.........................................66

      Section 11.3.  Procedures for Domestic Relations Orders.................67

      Section 11.4.  Notices to Participants, Etc.............................69

      Section 11.5.  Notices to Company, Employers or Committee...............69

      Section 11.6.  Records..................................................70

      Section 11.7.  Reports of Accounting to Participants....................70

ARTICLE 12 - PARTICIPATION BY OTHER EMPLOYERS.................................70

      Section 12.1.  Adoption of Plan.........................................70

      Section 12.2.  Withdrawal from Participation............................71

      Section 12.3.  Company and Committee as Agent for Employers.............71

ARTICLE 13 - CONTINUANCE BY A SUCCESSOR.......................................71

ARTICLE 14 - MISCELLANEOUS....................................................73

      Section 14.1.  Expenses.................................................73

      Section 14.2.  Non-Assignability........................................73


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      Section 14.3.  Employment Non-Contractual...............................75

      Section 14.4.  Limitation of Rights.....................................75

      Section 14.5.  Merger or Consolidation with Another Plan................75

      Section 14.6.  Gender and Plurals.......................................75

      Section 14.7.  Applicable Law...........................................76

      Section 14.8.  Severability.............................................76

ARTICLE 15 - TOP-HEAVY PLAN REQUIREMENTS......................................76

      Section 15.1.  Top-Heavy Plan Determination.............................76

      Section 15.2.  Definitions and Special Rules............................77

      Section 15.3.  Minimum Contribution for Top-Heavy Years.................78

      Section 15.4.  Top-Heavy Vesting Requirements...........................79

      Section 15.5.  Special Rules for Applying Statutory Limitations on
                     Benefits.................................................80

ARTICLE 16 - AMENDMENT, ESTABLISHMENT OF SEPARATE
             PLAN AND TERMINATION.............................................81

      Section 16.1.  Amendment or Termination.................................81

      Section 16.2.  Establishment of Separate Plan...........................82

      Section 16.3.  Full Vesting upon Termination of Participation or
                     Partial Termination of the Plan..........................82

      Section 16.4.  Distribution upon Termination of the Plan................83

      Section 16.5.  Trust Fund to Be Applied Exclusively for Participants
                     and Their Beneficiaries..................................83

APPENDIX - SPECIAL PROVISIONS FOR CERTAIN PARTICIPANTS........................85


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                            STARWOOD HOTELS & RESORTS
                                 WORLDWIDE, INC.
                           SAVINGS AND RETIREMENT PLAN


                                    ARTICLE 1

                                      TITLE


            The title of the Plan shall be the "Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan." The Plan was originally established effective April 1, 1997. Effective April 1, 1999, the Westin Hotel Company 401(k) Growth Opportunity Plan, the Investment Plan for Employees of Westin Hotel Company, the ITT 401(k) Retirement Savings Plan and the Starwood Hotels & Resorts StarSaver 401(k) Plan (the "Prior Plans") were merged into the Plan, and the Plan and each such plan was amended and restated as the Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan. The Plan shall be effective with respect to each Participant who terminates employment after March 31, 1999, provided that with respect to the Prior Plans (i) the provisions of the Plan that reflect modifications required by the Taxpayers Relief Act of 1997 and the Small Business Job Protection Act of 1996 shall be effective January 1, 1997, (ii) the provisions of the Plan that reflect modifications required by the Uniformed Services Employment and Reemployment Rights Act of 1994 shall be effective December 12, 1994, and (iii) the provisions of the Plan that reflect modifications required by the Retirement Protection Act of 1994 shall be effective January 1, 1995. The Plan is designated as a "profit sharing plan" within the meaning of Section 1.401-1(a)(2)(ii) of the Regulations.

            The Plan is maintained by Starwood Hotels & Resorts Worldwide, Inc. (the "Company") for the benefit of eligible employees of the Company and any of its Affiliates (as defined in Article 2) that adopts the Plan, and by certain Nonaffiliates (as defined in
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Article 2) for the benefit of eligible employees of such Nonaffiliates. As adopted by the Company and its Affiliates, the Plan constitutes a single plan (as described in Treasury Regulation Section 1.414(l)-1(b)(1)) for the exclusive benefit of eligible employees of the Company and its adopting Affiliates, and not for the benefit of eligible employees of adopting Nonaffiliates. As adopted and maintained by each adopting Nonaffiliate, the Plan constitutes a single plan (as described in Treasury Regulation Section 1.414(l)-1(b)(1)) for the exclusive benefit of eligible employees of such Nonaffiliate, and not for the benefit of eligible employees of the Company, any of its adopting Affiliates or any other adopting Nonaffiliate.

            The changes made by and incidental to this amendment and restatement include the appointment of a new recordkeeper for the Plan. In order to implement this change, during a transition period beginning on April 1, 1999 and ending on a date determined by the Committee, investment elections, withdrawals, loans, transfers, contribution rate changes and distributions under the Plan will be temporarily suspended.

                                    ARTICLE 2
                                   DEFINITIONS

            As used herein, the following words and phrases shall have the following respective meanings when capitalized:

            (1) Affiliate. (a) A corporation which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer, (b) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer, (c) any organization (whether or not incorporated) which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) which includes an


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      Employer, a corporation described in clause (a) of this subdivision or a trade or business described in clause (b) of this subdivision, or (d) any other entity which is required to be aggregated with an Employer pursuant to Regulations promulgated under section 414(o) of the Code.

            (2) Beneficiary. The person or persons entitled under Article 8 to receive benefits in the event of the death of a Participant.

            (3) Break in Service Year. Each Plan Year during which an Employee has not completed more than 500 Hours of Service. For purposes of determining whether an Employee has incurred a Break in Service Year, the Employee shall be credited with Hours of Service for any period during which he (i) is on an uncompensated leave of absence duly granted by his Employer, (ii) is absent from work for any period because of (A) the Employee's pregnancy, (B) the birth of the Employee's child, (C) the placement of a child with the Employee in connection with the Employee's adoption of such child or (D) the need to care for any such child for a period beginning immediately following such birth or placement or (iii) is in Military Service, provided such Military Service does not extend beyond the date on which the Employee could, with or without application, have been discharged and after discharge from such Military Service the Employee returns to the employ of the Employer within the period prescribed by laws relating to the reemployment rights of persons in Military Service. The number of hours to be so credited shall be determined under uniform rules applied by the Committee in accordance with Regulations, except that for purposes of clause (ii) above, the Employee shall be credited with the number of Hours of Service for which the Employee would receive credit but for such absence (or, if unknown, 8 hours for each business day of such absence), (I) in the case of an Employee who would have incurred a Break in Service Year during the Plan Year in which a period of absence commenced but for the application of such clause (ii) only for such Plan Year, or (II) in the case of any other Employee only for the Plan Year immediately following the Plan Year in which such period of absence commenced. Notwithstanding the foregoing, no Hours of Service shall be credited under clause (iii) above unless the Employee returns to active employment at the end of such leave of absence or under clause (ii) above unless the Employee timely furnishes to the Committee such information as it may reasonably require to establish to the satisfaction of the Committee the reason for and duration of such absence.

            (4) Code. The Internal Revenue Code of 1986, as amended.

            (5) Committee. The committee appointed by the board of directors of the Company pursuant to Section 11.1 to administer the Plan.

            (6) Company. Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation, and any successor to such corporation which adopts the Plan pursuant to Article 12.


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            (7) Company Stock. Paired shares of common stock of the Company and
      Class B shares of beneficial interest of Starwood Hotels & Resorts.

            (8) Company Stock Fund. The investment fund established and maintained in accordance with Section 7.1.

            (9) Compensation. The remuneration for services provided by an Employer to an Employee while a Participant that constitutes wages under section 3401(a) of the Code, but excluding any amounts so reported that are moving expenses, or income attributable to the grant, vesting or exercise of stock options granted to the Employee by the Company or his Employer and including any amounts which would have been so reported but for the Participant's election to have pre-tax contributions made on his behalf pursuant to Section 4.1 or to reduce his wages pursuant to an arrangement described in section 125 of the Code. A Participant's Compensation for a Plan Year in excess of $150,000 (as adjusted for increases in the cost of living pursuant to section 401(a)(17) of the Code and pursuant to Regulations) shall not be taken into account for any purposes under the Plan.

            (10) Distributee. A person entitled to receive a distribution from the Trust under Article 8.

            (11) Distributee Account. An account established pursuant to Section
      8.5 for the benefit of a Distributee.

            (12) Effective Date. With respect to the Company such date shall be April 1, 1999, and in the case of any other Employer shall be the effective date of such Employer's adoption of the Plan pursuant to Article 11.

            (13) Eligible Employee. An Employee who is paid from a payroll maintained in the continental United States, Hawaii, Alaska or the U. S. Virgin Islands other than any Employee included in a unit of Employees the terms of whose employment with an Employer are subject to the terms of a collective bargaining agreement between employee representatives of such unit and such Employer unless such agreement provides for such Employee to be eligible for participation in the Plan.

            (14) Employee. An individual whose relationship with an Employer is, under common law, that of an employee. Notwithstanding the foregoing, no individual who renders service for an Employer shall be considered an Employee for purposes of the Plan if such Employee renders such services pursuant to either (i) an agreement providing that such services are to be rendered by the individual as an independent contractor or (ii) an agreement with an entity, including a leasing organization within the meaning of Section 414(n)(2) of the Code, that is not an Employer or an Affiliate.


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            (15) Employer. The Company, and any of its Affiliates or any
      Nonaffiliate which, with the consent of the Company, elects to participate in the Plan in the manner described in Article 12 and any successor entity which adopts the Plan pursuant to Article 12. If any such entity withdraws from participation in the Plan pursuant to Section 12.2, or terminates its participation in the Plan pursuant to Section 16.4, such entity shall thereupon cease to be an Employer.

            (16) Entry Date. April 1, 1999, July 1, 1999, and the first day of any subsequent month.

            (17) ERISA. The Employee Retirement Income Security Act of 1974, as amended.

            (18) Hour of Service. An hour for which an Employee is entitled to receive compensation from an Employer or any of its Affiliates (including hours for any period during which he receives compensation without rendering services such as paid holidays, vacations, sick leave, disability leave, layoff, or jury duty, (but in such cases not exceeding 501 hours for any one such period) and any period during which the Employee is in Military Service to the extent required by the law relating to the reemployment and other rights of veterans). For purposes of determining the number of Hours of Service to be credited to an Employee, "compensation" shall mean the total earnings paid, directly or indirectly, to the Employee by an Employer or any of its Affiliates, including any back pay, irrespective of mitigation of damages, either awarded to the Employee or agreed to by the Employer or any of its Affiliates. The computation of Hours of Service and the periods to which they are to be credited shall be determined under uniform rules applied by the Committee in accordance with Department of Labor Regulation Section 2530.200b-2(b),
      (c) and (f). Each employee for whom Hours of Service are not determinable pursuant to the foregoing sentence shall be credited with 45 Hours of Service for each week of employment or such other number of Hours of Service determined by the Committee in accordance with Department of Labor Regulation Section 2530.200b-3(e).

      For purposes of determining a Participant's Hours of Service for the Plan Year beginning January 1, 1999, each Participant who was a participant in the Starwood Hotels & Resorts Worldwide, Inc. StarSaver 401(k) Plan, the Starwood Hotels & Resorts StarSaver 401(k) Plan or the Westin Hotel Company 401(k) Growth Opportunity Plan on March 31,1999 and who became a Participant on April 1, 1999 pursuant to Section 3.1 shall be credited with the same number of Hours of Service on April 1, 1999 under the Plan as he or she was credited with on such date under the applicable Prior Plan. For the period commencing on January 1, 1999 and ending on March 31, 1999, each Participant who was a participant in the ITT 401(k) Retirement Savings Plan on March 31, 1999 and who became a Participant on April 1, 1999 pursuant to Section 3.1 shall be crediting with 45 Hours of Service for each week of employment during such period.

      Subject to Section 9.2, for purposes of determining the Hours of Service to be credited to an Eligible Employee who satisfies the participation requirements of the


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      Plan after April 1, 1999, each such Eligible Employee shall be credited with the same number of Hours of Service as he or she was credited with under the applicable Prior Plan on March 31, 1999. For purposes of the foregoing sentence, an Eligible Employee who was credited with service under the ITT 401(k) Retirement Savings Plan prior to April 1, 1999, shall be credited with 45 Hours of Service for each week of employment.

            (19) Military Service. Service in the "uniformed services", within the meaning of the Uniformed Services Employment and Reemployment Rights Act of 1994, which entitles the person rendering such service to reemployment under such Act.

            (20) Nonaffiliate. An entity, other than the Company or one of its Affiliates, which with the consent of the Company adopts the Plan in accordance with the provisions of Article 12.

            (21) Participant. An Eligible Employee who has become a Participant as set forth in Article 3. A person shall cease to be a Participant upon the distribution of his vested account balances under the Plan.

            (22) Plan. The Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan herein set forth, and as from time to time amended.

            (23) Plan Year. Each 12-consecutive-month period beginning on each January 1 and ending on the next December 31.

            (24) Prior Plans. The Starwood Hotels & Resorts Worldwide, Inc. StarSaver 401(k) Plan, the Starwood Hotels & Resorts StarSaver 401(k) Plan, the Westin Hotel Company 401(k) Growth Opportunity Plan, the Investment Plan for Employees of Westin Hotel Company and the ITT 401(k) Retirement Savings Plan. Solely for purposes of determining an Eligible Employee's Years of Service for vesting and eligibility, Prior Plans shall also include the Sheraton Salaried Retirement Plan for Managed Hotels - Cerritos, Sheraton Salaried Retirement Plan for Managed Hotels - Chicago Hotel & Towers, Sheraton Salaried Retirement Plan for Managed Hotels - Steamboat Springs, Sheraton Salaried Retirement Plan for Managed Hotels - Inner Harbor, Sheraton Salaried Retirement Plan for Managed Hotels - Sheraton Palace Hotel, Sheraton Hourly Pension Plan for Managed Hotels - Cerritos, Sheraton Hourly Pension Plan for Managed Hotels - Steamboat Springs and the Sheraton Hourly Pension Plan for Managed Hotels - Inner Harbor.

            (25) Prior Plan Accounts. The Prior Plan Forfeitable Accounts and Prior Plan Nonforfeitable Accounts established for each Participant who was an active participant in a Prior Plan on March 31, 1999 and who became a Participant on April 1, 1999 pursuant to Section 3.1 that shall be credited with contributions made on behalf of such Participant under such Prior Plan.


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            (26) Prior Plan Forfeitable Accounts. The Prior Plan Accounts
      established for each Participant who was an active participant in a Prior Plan on March 31, 1999 and who became a Participant on April 1, 1999 pursuant to Section 3.1 that are subject to the vesting provisions contained in Section 8.2. Prior Plan Forfeitable Accounts include a Participant's prior Starwood match account, Westin match account, Westin RAP account and ITT match account (as applicable) established pursuant to
      Section 7.1(b).

            (27) Prior Plan Nonforfeitable Accounts. The Prior Plan Accounts established for each Participant who was an active participant in a Prior Plan on March 31, 1999 and who became a Participant on April 1, 1999 pursuant to Section 3.1 that are nonforfeitable. Prior Plan Nonforfeitable Accounts include a Participant's prior plan basic account, ITT post-86 after-tax account, ITT pre-87 after-tax account, ITT prior plan monies account, ITT pre-tax account and ITT rollover account (as applicable) established pursuant to Section 7.1(b).

            (28) Regulations. Written promulgations of the Department of Labor construing Title I of ERISA or of the Internal Revenue Service construing the Code.

            (29) Total and Permanent Disability. The inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

            (30) Trust. The Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Trust, as from time to time amended.

            (31) Trustee. The Trustee provided for in Article 6 or any successor Trustee or, if there shall be more than one Trustee acting at any time, all of such Trustees collectively.

            (32) Trust Fund. All money and property of every kind held by the Trustee under the Trust agreement.

            (33) Valuation Date. Each day that the New York Stock Exchange is open, and any other day as the Committee may determine.

            (34) Years of Service. Except as provided otherwise in the Appendix, for purposes of determining eligibility (i) the 12-consecutive-month period commencing on the date on which an Employee first performs an Hour of Service for an Employer or any of its Affiliates or (ii) any Plan Year commencing after the date an Employee first performs an Hour of Service for an Employer or any of its Affiliates during which the Employee completes 1,000 or more Hours of Service; and for purposes of determining vesting service, any Plan Year during which an Employee completes 1,000 or more Hours of Service. Under the Plan as adopted


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
      by the Company and its adopting Affiliates, Years of Service performed for
      (i) a Nonaffiliate shall be considered for purposes of participation and
      (ii) a Nonaffiliate participating in a Prior Plan on March 31, 1999 shall also be considered for purposes of vesting. Under the Plan as adopted by a Nonaffiliate with the consent of the Company, Years of Service performed for (i) the Company, any of its adopting Affiliates or another Nonaffiliate shall be considered for purposes of participation and (ii) the Company, any of its adopting Affiliates or another Nonaffiliate participating in a Prior Plan on March 31, 1999 shall be considered for purposes of vesting.

      Each Participant who was a participant in a Prior Plan on March 31, 1999 and who became a Participant on April 1, 1999 pursuant to Section 3.1 shall be credited with the same number of whole Years of Service on April 1, 1999 under the Plan as he or she was credited with on such date under the applicable Prior Plan. For purposes of vesting, each Participant who was a participant in the Starwood Hotels & Resorts Worldwide, Inc. StarSaver 401(k) Plan or the Starwood Hotels & Resorts StarSaver 401(k) Plan on March 31, 1999 and who became a Participant on April 1, 1999 pursuant to Section 3.1, shall be credited with a Year of Service for both
      (i) the 12-consecutive month period beginning on the anniversary of his date of employment with an employer under the Prior Plan that most immediately precedes January 1, 1999, provided that such Participant is credited with 1,000 Hours of Service during such 12-consecutive-month period and (ii) the Plan Year commencing on January 1, 1999, provided that such Participant is credited with 1,000 Hours of Service during such Plan Year.



                                    ARTICLE 3
                                  PARTICIPATION

            Section 3.1.Initial Enrollment Requirements. Each Eligible Employee employed by an Employer on April 1, 1999 and who was an active participant in any of the Prior Plans on March 31, 1999 shall become a Participant as of April 1, 1999. Each Eligible Employee employed by an Employer on April 1, 1999 and who was not an active participant in a Prior Plan on March 31, 1999 shall become a Participant as of April 1, 1999 pursuant to Section 4.1(b).


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            Section 3.2.General Enrollment Requirements. Each Eligible Employee
employed by an Employer who has (i) completed a Year of Service and (ii) attained age 21 is eligible to become a Participant as soon as administratively practicable as of any Entry Date after such service requirement is satisfied and such age is attained.

                                    ARTICLE 4
                                  CONTRIBUTIONS

            Section 4.1. Pre-Tax Contributions. (a) Making pre-tax contributions. Subject to the limitations set forth in paragraph (e) of this Section, and subject to the limitations set forth in Sections 4.4, 4.5 and 7.6, each Employer shall make a pre-tax contribution for each payroll period on behalf of each Participant who is an Eligible Employee of such Employer in an amount ("pre-tax contribution") equal to a whole percentage elected or deemed elected by such Participant pursuant to paragraph (b), (c) or (d) of this Section from 1% to 18% of such Participant's Compensation paid by such Employer for such payroll period. The Committee may decide from time to time that a percentage lower than 18% shall be substituted for the percentage of 18% set forth in the preceding sentence. The amount of the Participant's compensation otherwise payable for a payroll period for which any such contribution is to be made shall be reduced by means of payroll reduction by the amount of such contribution.

            (b) Election of pre-tax contributions. An Eligible Employee who satisfies the participation requirements of Article 3 on or after April 1, 1999 in accordance with Section 3.2 shall be deemed to have elected to become a Participant and to have pre-tax


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contributions made on his behalf at a rate equal to 2% of his Compensation, effective as soon as administratively practicable coincident with or next following his satisfaction of the participation requirements of Article 3, unless the Eligible Employee elects otherwise prior to his satisfaction of such requirements in the time and manner prescribed by the Committee. Notwithstanding the foregoing, effective as of April 1, 1999, any Eligible Employee who satisfies the participation requirements of Article 3 on April 1, 1999 in accordance with Section 3.1 and who was an active participant in a Prior Plan on March 31, 1999 shall be deemed to have elected to become a Participant and to have pre-tax contributions made on his behalf at a rate equal to his pre-tax contribution rate under the applicable Prior Plan, unless the Eligible Employee elects otherwise prior to April 1, 1999 in the time and manner prescribed by the Committee. Any election or deemed election to commence pre-tax contributions shall be effective only with respect to Compensation not yet paid as of the effective date of such election. Pre-tax contributions shall continue in effect at 2% or the rate otherwise elected by the Participant until the Participant suspends or changes such election as provided in paragraphs (c) and (d) of this Section.

            (c) Suspension of pre-tax contributions. A Participant may suspend pre-tax contributions effective as of the first day of any payroll period by giving directions to the Committee in accordance with rules and procedures prescribed by the Committee.

            (d) Change or resumption in the rate of pre-tax contributions. A Participant may change, and a Participant who has suspended pre-tax contributions may resume, the rate of pre-tax contributions effective as soon as administratively practicable by giving directions to the Committee in accordance with rules and procedures prescribed by the


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
Committee. Any such change or resumption in the rate of pre-tax contributions shall be limited to those rates and subject to the rules described in paragraphs
(a) and (b) of this Section.

            (e) Annual limit on pre-tax contributions. (1) The limit. The provisions of this Section shall apply separately to (i) the Plan as adopted by the Company and its Affiliates and (ii) the Plan as adopted by each Nonaffiliate. For purposes of this Section, a Participant's pre-tax contributions for the calendar year beginning January 1, 1999 shall include any such contributions made to a Prior Plan with respect to the period beginning January 1, 1999 and ending March 31, 1999. Notwithstanding the provisions of this Section, a Participant's pre-tax contributions for any calendar year shall not, together with amounts contributed under all other plans and arrangements maintained by his Employer or its Affiliates and described in section 401(k), section 408(k) or section 403(b) of the Code, exceed $9,500 (as adjusted for cost-of-living increases in accordance with section 402(g)(5) of the Code).

            (2) Distribution of excess pre-tax contributions. If for any calendar year during which a Participant also participates in a plan or arrangement described in section 401(k), section 408(k) or section 403(b) of the Code maintained by another employer the aggregate for the Participant of the (i) pre-tax contributions to the Plan and (ii) amounts contributed under all other such plans and arrangements will exceed the above limit for the calendar year in which such contributions are made ("excess pre-tax contributions"), such Participant shall, pursuant to such rules and at such time following such calendar year as determined by the Committee, be allowed to submit a written request that the excess pre-tax contributions plus any income allocable thereto be distributed to him. Such request shall be accompanied by the Participant's written statement that if such excess pre-tax contributions are not distributed such excess pre-tax contributions, when added to amounts contributed under other plans and arrangements described in section 401(k), section 408(k) or section 403(b) of the Code will exceed the limit described in the first sentence of this paragraph. A distribution of such excess pre-tax contributions plus allocable income shall be made no later than the April 15 of the calendar year following the calendar year in which such excess pre-tax contributions were made. The amount of excess pre-tax contributions to be so distributed shall be reduced by any contributions previously distributed pursuant to Section 4.4 with respect to such calendar year. The amount of any income allocable to such excess pre-tax contributions shall be determined by the Committee pursuant to Regulations. Notwithstanding the provisions of this paragraph, any excess pre-tax contributions shall be treated as "annual additions" for purposes of Section
7.6. Any corresponding "Employer match contributions" (described in Section 4.2) or "discretionary match contributions" (described in Section 4.3) related to excess pre-tax contributions so distributed, plus any income allocable to such Employer match contributions or discretionary match contributions, shall be forfeited.

            (f) Military Service. Notwithstanding any provision of the Plan to the contrary, pre-tax contributions will be permitted for periods of Military Service (and any corresponding Employer match contributions described in Section
4.2 and discretionary match contributions described in Section 4.3 will be made) upon the Participant's reemployment by an Employer after such Military Service to the extent required by the

Uniformed Services Employment and Reemployment Rights Act of 1994 and in accordance with Section 414(u) of the Code.

            Section 4.2.Employer Match Contributions. (a) Subject to the limitations set forth in Sections 4.4, 4.5 and 7.6, each Employer shall contribute for each Participant for whom such Employer makes pre-tax contributions an amount ("Employer match contribution") equal to 100% of such pre-tax contributions made on behalf of such Participant up to the first 2% of Compensation and 50% of such pre-tax contributions made on the behalf of such Participant for the next 2% of Compensation. Pre-tax contributions made on behalf of a Participant for any payroll period which exceed 4% of the Participant's Compensation for such payroll period shall not be considered for purposes of this paragraph. Such Employer match contributions made pursuant to this paragraph shall be delivered to the Trustee by the last day of the month following the month in which the Compensation on which the corresponding pre-tax contribution is based is paid to the Participant.

            (b) Subject to the limitations set forth in Sections 4.4, 4.5 and 7.6, each Employer shall also make a supplemental Employer match contribution for each Participant who is an Eligible Employee of such Employer on the last day of such Plan Year and for whom an Employer made pre-tax contributions for any payroll period during such Plan Year in excess of 4% of the Participant's Compensation for such payroll period an amount equal to the difference between
(i) 100% of the pre-tax contributions made on behalf of such Participant up to the first 2% of the Participant's total Compensation for such Plan Year and 50% of pre-tax contributions made on the behalf of such Participant for the next 2% of the Participant's total Compensation for such Plan Year and (ii) the amount of Employer match contributions contributed for the Participant under paragraph
(a) above with respect to payroll periods ending in such Plan Year. Employer match contributions made pursuant to this paragraph shall be delivered to the Trustee prior to the due date, including extensions thereof, of the Employer's federal income tax return for the taxable year of the Employer with or within which such Plan Year ends.

            (c) Any amounts required to be contributed as Employer match contributions pursuant to paragraph (a) and paragraph (b) above shall be reduced by any amounts forfeited pursuant to Section 4.1(e), Section 4.4(e) and Section
8.2 with respect to such Plan Year and such forfeited amounts shall be for all purposes be treated as amounts that would otherwise be contributed as Employer match contributions.

            (d) Notwithstanding any provision of the Plan to the contrary, Employer match contributions will be made for each Participant on whose behalf pre-tax contributions are made pursuant to Section 4.1(f). Such Employer match contributions will also be made as required by the Uniformed Services Employment and Reemployment Rights Act of 1994 and in accordance with Section 414(u) of the Code.

            Section 4.3. Discretionary Match Contributions. Subject to the limitations set forth in Sections 4.4, 4.5 and 7.6, each Employer may contribute for each Plan Year for each Participant employed by the Employer on the last day of the Plan Year who has elected to make pre-tax contributions in accordance with Section 4.1 and who was credited with 1,000 Hours of Service in that Plan Year an amount equal to such percentage of the pre-tax contributions made by such Participant as is determined by the Employer in its discretion ("discretionary match contribution"); provided, however, that the percentage determined by an Employer for any Participant shall be the same percentage as determined by the Employer for all other Participants employed at the same facility by that Employer for such Plan Year. An Employer's discretionary match contribution for any Plan Year shall be delivered to the Trustee prior to the due date, including extensions thereof, of the Employer's federal income tax return for the taxable year of the Employer with or within which such Plan Year ends.

            Notwithstanding any provision of the Plan to the contrary, upon reemployment by an Employer of a Participant who did not receive an allocation of a discretionary match contribution made with respect to a prior Plan Year solely because the Participant was in Military Service and on whose behalf pre-tax contributions are made pursuant to Section 4.1(f), discretionary match contributions will be made by such Participant's Employer for such periods of Military Service to the extent required by the Uniformed Services Employment and Reemployment Rights Act of 1994 and in accordance with Section 414(u) of the Code.

            Section 4.4. Limitations on Contributions for Highly-Compensated Employees. (a) Limits imposed by section 401(k)(3) of the Code. The provisions of this Section shall apply separately to (i) the Plan as adopted by the Company and its Affiliates and (ii) the Plan as adopted by each Nonaffiliate. Notwithstanding the provisions of Section 4.1(a), if the pre-tax contributions made for a Plan Year fail to satisfy both of the tests set forth in subparagraphs (1) and (2) of this paragraph, the adjustments prescribed in Section 4.1(e)(1) shall be made. For purposes of this Section, a Participant's pre-tax contributions for any period prior to April 1, 1999 shall include any such contributions made to a Prior Plan with respect to such period.

            (1) The average deferral percentage for the group consisting of all highly compensated Eligible Employees for the Plan Year does not exceed the product of the average deferral percentage for the group consisting of all non-highly compensated Eligible Employees for the immediately preceding Plan Year and 1.25.

            (2) The average deferral percentage for the group consisting of all highly compensated Eligible Employees for the Plan Year (i) does not exceed the average deferral percentage of the group consisting of all non-highly compensated Eligible Employees for the immediately preceding Plan Year by more than 2 percentage points, and (ii) does not exceed the product of the average deferral percentage of the group consisting of all non-highly compensated Eligible Employees for the immediately preceding Plan Year and 2.0.


            (b) Limits imposed by section 401(m) of the Code. The provisions of this Section shall apply separately to (i) the Plan as adopted by the Company and its Affiliates and (ii) the Plan as adopted by each Nonaffiliate. Notwithstanding the provisions of Sections 4.2 and 4.3, if the aggregate of the Employer match contributions and discretionary match contributions made for a Plan Year fail to satisfy both of the tests set forth in subparagraphs (1) and
(2) of this paragraph, the adjustments prescribed in Section 4.4(e)(2) shall be made. For purposes of this Section, a Participant's Employer match contributions and discretionary match contributions for any period prior to April 1, 1999 shall include any contributions subject to the limits imposed by section 401(m) of the Code made to a Prior Plan with respect to such period.

            (1) The average contribution percentage for the group consisting of all highly compensated Eligible Employees for the Plan Year does not exceed the product of the average contribution percentage for the group consisting of all non-highly compensated Eligible Employees for the immediately preceding Plan Year and 1.25.

            (2) The average contribution percentage for the group consisting of all highly compensated Eligible Employees for the Plan Year (i) does not exceed the average contribution percentage of the group consisting of all non-highly compensated Eligible Employees for the immediately preceding Plan Year by more than 2 percentage points, and (ii) does not exceed the product of the average contribution percentage of the group consisting of all non-highly compensated Eligible Employees for the immediately preceding Plan Year and 2.0.


            (c) Aggregate limit on contributions. Notwithstanding anything herein to the contrary, if the aggregate of the pre-tax contributions, Employer match contributions and discretionary match contributions made for a Plan Year fail to satisfy all of the tests set forth in subparagraphs (1), (2) and (3) of this paragraph, the adjustments prescribed in Section 4.4(e)(3) shall be made.

            (1) The average deferral percentage for the group consisting of highly compensated Eligible Employees for the Plan Year does not exceed the product of the average deferral percentage for the group consisting of all non-highly compensated Eligible Employees for the immediately preceding Plan Year and 1.25.

            (2) The average contribution percentage for the group consisting of highly compensated Eligible Employees for the Plan Year does not exceed the product of the average contribution percentage for the group consisting of all non-highly compensated Eligible Employees for the immediately preceding Plan Year and 1.25.

            (3) The sum of the average deferral percentage (as determined under Section 4.4(d)(1) after making the adjustments required by Section 4.4(e)(1) for the Plan Year) and the average contribution percentage (as determined under Section 4.4(d)(2) after making the adjustments required by Section 4.4(e)(2) for the Plan Year) for the group consisting of highly compensated

      Eligible Employees for the Plan Year does not exceed the aggregate limit for such Plan Year.

            (d) Definitions and Special Rules. For purposes of this Section:

            (1) The "average deferral percentage" for

                  (i) the group of highly compensated Eligible Employees for a
            Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in such group to the nearest one-hundredth of one percent, of the pre-tax contributions made for the benefit of such Eligible Employee to the total compensation for such Plan Year paid to such Eligible Employee, and

                  (ii) the group of non-highly compensated Eligible Employees for the immediately preceding Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in such group to the nearest one-hundredth of one percent, of the pre-tax compensation contributions made for the benefit of such Eligible Employee for the immediately preceding Plan Year to the total compensation for the immediately preceding Plan Year paid to such Eligible Employee.

            (2) The "average contribution percentage" for

                  (i) the group of highly compensated Eligible Employees for a
            Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in such group to the nearest one-hundredth of one percent, of the Employer match contributions, the discretionary match contributions and, in the Committee's sole discretion, to the extent permitted under rules prescribed by the Secretary of the Treasury or otherwise under the law, the pre-tax contributions made during such year for the benefit of such Eligible Employee to such Eligible Employee's compensation for such Plan Year, and

                  (ii) the group of non-highly compensated Eligible Employees for the immediately preceding Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in such group to the nearest one-hundredth of one percent, of the Employer matching contributions, discretionary match contributions and, in the Committee's sole discretion, to the extent permitted under rules prescribed by the Secretary of the Treasury or otherwise under the law, the pre-tax contributions made during the immediately preceding Plan Year for the benefit of such Eligible Employee to such Eligible Employee's compensation for the immediately preceding Plan Year.

            (3) the "aggregate limit" shall equal the greater of (A) the sum of
      (i) 1.25 times the greater of the average deferral percentage or the average contribution percentage for the immediately preceding Plan Year for the group consisting of non-highly compensated Eligible Employees for such immediately preceding Plan Year, plus (ii) the lesser of (a) the sum of two percentage points and the lesser of the average deferral percentage or the average contribution percentage for the immediately preceding Plan Year for the group consisting of all non-highly compensated Eligible Employees for such immediately preceding Plan Year, and (b) 200% of the lesser of the average deferral percentage or the average contribution percentage for the immediately preceding Plan Year for the group consisting of all non-highly compensated Eligible Employees' for such immediately preceding Plan Year or (B) the sum of (i) 1.25 times the lesser of the average deferral percentage or the average contribution percentage for the immediately preceding Plan Year for the group consisting of all non-highly compensated Eligible Employees for such immediately preceding Plan Year, plus (ii) the lesser of (a) the sum of two percentage points plus the greater of the average deferral percentage or the average contribution percentage for the immediately preceding Plan Year for the group consisting of all non-highly compensated Eligible Employees for such immediately preceding Plan Year, and (b) 200% of the greater of the average deferral percentage and the average contribution percentage for the immediately preceding Plan Year for the group consisting of all non-highly compensated Eligible Employees for such immediately preceding Plan Year;

            (4) "highly compensated Eligible Employee" shall mean any Eligible Employee who has become a Participant who performs services in the determination year and is in one or more of the following groups: (i) Employees who were five percent owners as determined in section 416(i)(1)(A)(iii) of the Code at any time during the determination year or the look-back year, or (ii) Employees with compensation greater than $80,000 (adjusted for increases in the cost of living as set forth in section 415(d) of the Code) during the look-back year and who were in the top-paid group during the look-back year. Any former Employee who had a separation year prior to the determination year and was a highly compensated Eligible Employee as described in any of clauses (i) and (ii) above for either (A) his separation year or (B) any determination year ending on or after this attainment of age 55 shall be considered a "highly compensated Eligible Employee". The determination of who is a highly compensated Eligible Employee shall be made separately for the employees of (i) the Company and its adopting Affiliates and (ii) each adopting Nonaffiliate. For purposes of determining whether a person is a highly compensated Eligible Employee of an Employer with respect to a Plan Year, the term "determination year" means the Plan Year for which the determination is being made; the term "look-back year" means the twelve-month period immediately preceding the determination year; the term "top-paid group" means the top 20% of employees of the Employer ranked on the basis of compensation received during the year (provided, however, that when determining the number of employees in such group, employees described in Section 414(q)(8) of the Code and Q&A 9(b) of Treasury Regulation Section 1.414(q)-1T are excluded); "compensation" means compensation within the meaning of section 415(c)(3) of the Code, including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity; Employers aggregated under section 414(b), (c), (m) or (o) of the Code are treated as a single Employer; and "separation year" means the determination year the Employee separates from service with the Employer.

            (5) "non-highly compensated Eligible Employee" shall mean any Eligible Employee who has become a Participant who performs services in the determination year (as defined in subparagraph (4) of this paragraph) and is not a highly-compensated Eligible Employee. The determination of who is a non-highly compensated Eligible Employee shall be made separately for the employees of (i) the Company and its adopting Affiliates and (ii) each adopting Nonaffiliate;

            (6) "compensation" shall have the meaning set forth in section 414(s) of the Code or, in the discretion of the Committee, any other meaning in accordance with the Code for these purposes;

            (7) if the Plan and one or more other plans of an Employer or any of its Affiliates to which pre-tax contributions, Employer match contributions or discretionary match contributions (as such terms are defined for purposes of section 401(m) of the Code), or qualified nonelective contributions (as such term is defined in section 401(m)(4)(C) of the Code), are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for purposes of this Section. If a highly compensated Eligible Employee participates in the Plan and one or more other plans of his Employer or any of its Affiliates to which any such contributions are made, all such contributions shall be aggregated for purposes of this Section.

            (e) Adjustments to comply with limits. (1) Adjustments to comply with section 401(k)(3) of the Code. The provisions of this Section shall apply separately to (i) the Plan as adopted by the Company and its Affiliates and (ii) the Plan as adopted by each Nonaffiliate. The Committee shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether either of the tests set forth in Sections 4.4(a)(1) or 4.4(a)(2) shall be satisfied during a Plan Year and, if it appears to the Committee that neither of such tests will be satisfied, the Committee shall take such steps as it deems necessary or appropriate to adjust the pre-tax contributions made for all or a portion of the remainder of such Plan Year on behalf of each Participant who is a highly compensated Eligible Employee to the extent necessary in order for one of such tests to be satisfied. If after the end of a Plan Year it is determined that regardless of any such steps taken neither of the tests set forth in Sections 4.4(a)(1) or 4.4(a)(2) shall be satisfied with respect to such Plan Year, the Committee shall calculate a total amount by which pre-tax contributions must be reduced in order to satisfy either such test, in the manner prescribed by Section 401(k)(8)(B) of the Code (the "excess contributions amount"). The amount to be returned to each Participant who is a highly compensated Eligible Employee shall be determined by first reducing the pre-tax contributions of each Participant whose actual dollar amount of pre-tax contributions for such Plan Year is the highest until such reduced dollar amount equals the next highest actual dollar amount of pre-tax contributions made for such Plan Year on behalf of any highly compensated Participant or until the total reduction equals the excess contributions amount. If further reductions are necessary, then such contributions on behalf of each Participant who is a highly compensated Eligible Employee and whose actual dollar amount of pre-tax contributions made for such Plan Year is the highest (determined after the reduction described in the previous sentence) shall be reduced in accordance with the previous sentence. Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess contributions amount. The Committee shall distribute to each such Participant no later than the last day of the subsequent Plan Year for which such adjustment is made (I) the amount of such reductions made with respect to such Participant plus any income allocable thereto and (II) any corresponding Employer match contributions related thereto plus any income allocable thereto to which such Participant would be entitled under Section 8.1 or 8.2 if such Participant had terminated service on the last day of the Plan Year for which such contributions are made (or earlier if such Participant actually terminates service at any earlier date), and any remaining amount of such corresponding Employer match contributions plus any income allocable thereto shall be forfeited. The amount of pre-tax contributions distributed shall be reduced by any pre-tax contributions previously distributed to such Participant pursuant to Section 4.1(e)(2) for such Plan Year. The amount of any income allocable to any such reductions to be so distributed or forfeited shall be determined pursuant to Regulations. The unadjusted amount of any reductions distributed shall be treated as "annual additions" for purposes of Section 7.6.

            (2) Adjustments to comply with section 401(m) of the Code. The provisions of this Section shall apply separately to (i) the Plan as adopted by the Company and its Affiliates and (ii) the Plan as adopted by each Nonaffiliate. The Committee shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether either of the tests set forth in Sections 4.4(b)(1) or 4.4(b)(2) shall be satisfied during a Plan Year with respect to the Plan, and if it appears to the Committee that neither of such tests will be satisfied, the Committee shall take such steps as it deems necessary or appropriate to adjust the Employer match contributions and the discretionary match contributions made for all or a portion of the remainder of such Plan Year on behalf of each Participant who is a highly compensated Eligible Employee to the extent necessary in order for one of such tests to be satisfied. If after the end of a Plan Year it is determined that regardless of any steps taken neither of the tests set forth in Sections 4.4(b)(1) or 4.4(b)(2) shall be satisfied with respect to such Plan Year, the Committee shall calculate the maximum contribution percentage permissible for Participants who are highly compensated Eligible Employees under the tests set forth in Sections 4.4(b)(1) and 4.4(b)(2) and reduce the Employer match contributions and discretionary match contributions made on behalf of each Participant who is a highly compensated Eligible

Employee and whose actual dollar amount of Employer match contributions and discretionary match contributions for such Plan Year is the highest in the same manner described in subparagraph (1) of this paragraph to the extent necessary to comply with Section 4.4(b)(1) or 4.4(b)(2). The reduction described in the foregoing sentence shall be made first with respect to a Participant's discretionary match contributions, followed by the Participant's Employer match contributions. The Committee shall distribute no later than the last day of the subsequent Plan Year to each such Participant the amount of such reductions made with respect to Employer match contributions and discretionary match contributions plus any income allocable thereto to which such Participant would be entitled under Section 8.1 or Section 8.2 if such Participant had terminated service on the last day of the Plan Year for which such contributions are made (or earlier if such Participant actually terminates service at any earlier date), and any remaining amount of such reductions plus any income allocable thereto shall be forfeited. The amount of any such income allocable to any such reductions to be so distributed or forfeited shall be determined pursuant to Regulations.

            (3) Adjustments to comply with the aggregate limit. The provisions of this Section shall apply separately to (i) the Plan as adopted by the Company and its Affiliates and (ii) the Plan as adopted by each Nonaffiliate. If after making the adjustments required by subparagraphs (1) and (2) of this paragraph for a Plan Year the Committee determines that the sum of the average deferral percentage and the average contribution percentage for the group consisting of Participants who are highly compensated Eligible Employees exceeds the aggregate limit for such Plan Year, the Committee shall no later than the last day of the subsequent Plan Year reduce the pre-tax contributions made for such Plan Year on behalf of each Participant who is a highly compensated Eligible Employee and any corresponding discretionary match contributions and any Employer match contributions (in that order) to the extent necessary to eliminate such excess. Such reduction shall be effected in the same manner described in subparagraph
(1) of this paragraph.

            Section 4.5. Limitation on Employer Contributions. The pre-tax contributions, Employer match contributions and discretionary match contributions of an Employer for any Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes for the taxable year of such Employer with or within which such Plan Year ends. If the amount which an Employer would otherwise be required to contribute is limited by the preceding sentence, the amount of the pre-tax contributions by such Employer otherwise required by Section 4.1, after giving effect to any limitation or refund required by Section 4.1 or 4.4, shall be reduced by a like amount, together with any corresponding Employer match contributions and discretionary match contributions. The amount of any such reduction to pre-tax contributions shall be applied ratable in reduction of the amount otherwise required by Section 4.1 to be contributed for such Plan Year on behalf of each Participant. The amount of any reduction applicable to a contribution otherwise made on behalf of a Participant under Section 4.1 shall be paid to such Participant.

            Any contribution made by an Employer by reason of a good faith mistake of fact, or the portion of any contribution made by an Employer which exceeds the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes by reason of a good faith mistake in determining the maximum allowable deduction, shall upon the request of such Employer be returned by the Trustee to the Employer, and, if any such contribution was a pre-tax contribution, the amount thereof shall be paid by the Employer to the Participant on whose behalf such contribution was made and included in such Participant's compensation for federal income tax purposes for the year of such payment. An Employer's request and the return of any contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be. The amount to be returned to an Employer pursuant to this paragraph shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction. Earnings attributable to the mistaken contribution shall not be returned to the Employer but losses attributable thereto shall reduce the amount to be so returned. If the return to an Employer of the amount attributable to the mistaken contribution would cause the balance of any Participant's account as of the date such amount is to be returned (determined as if such date coincided with the close of a Plan Year) to be reduced to less than what would have been the balance of such account as of such date had the mistaken amount not been contributed, the amount to be returned to the Employer shall be limited so as to avoid such reduction.

                                    ARTICLE 5
                             ROLLOVER CONTRIBUTIONS



            Section 5.1. Requirements for Rollover Contributions. If an Eligible Employee receives either before or after becoming a Participant a distribution or distributions from an employees' trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code or from a qualified annuity plan described in section 403(a) of the Code (or elects to directly transfer to the Plan such distribution) and such distribution or distributions were eligible rollover distributions as defined in section 402(c)(4) of the Code, then such Employee may contribute to the Plan an amount which does not exceed the amount of such distribution or distributions (including the proceeds from the sale of any property received as a part of such distribution or distributions) less the amount considered contributed to such trust or annuity plan by the Employee (determined by applying section 402(d)(4)(D)(i) of the Code) (a "rollover contribution"). A rollover contribution may also be a distribution from an individual retirement account or individual retirement annuity (within the meaning of section 408 of the Code); provided that no amount in such account or no value of such annuity is attributable to a source other than an eligible rollover distribution (within the meaning of section 402(c)(4) of the Code) from an employees' trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code or a qualified annuity plan described in section 403(a) of the Code at the time contributions were made on his behalf under such trust or annuity plan (and any earnings on such a rollover distribution) and the entire amount received is paid (for the benefit of such individual) into the Trust no later than the 60th day following the day on which the individual receives the distribution. If a rollover contribution is made by an Eligible Employee prior to his becoming a Participant, such Eligible Employee shall until such time as he becomes a Participant be deemed to be a Participant and his rollover account shall be deemed to be an account of a Participant for all purposes of the Plan except for the purpose of being eligible for match contributions or discretionary match contributions made by his Employer and for the purpose of making pre-tax contributions.

            Section 5.2. Delivery of Rollover Contributions. Any rollover contribution made pursuant to paragraph (a) of this Section shall be delivered by the Eligible Employee to the Committee and by the Committee to the Trustee on or before the 60th day after the day on which the Employee receives the distribution or on or before such later date as may be prescribed by law. Any such contribution must be accompanied by (i) a statement of the Employee that to the best of his knowledge the contribution meets the conditions specified in paragraph (a) of this Section and (ii) a copy of such documents as may have been received by the Employee advising him of the amount of and the character of such distribution. Notwithstanding the foregoing, the Committee shall not accept a rollover contribution if in its judgment accepting such contribution would cause the Plan to violate any provision of ERISA, the Code or Regulations, and the Committee shall not be required to accept such a contribution to the extent it consists of property other than cash.

                                    ARTICLE 6
                                      TRUST

            A Trust shall be created by the execution of a Trust agreement between the Company and the Trustee. The Trust shall constitute a group trust pursuant to Revenue Ruling 81-100 and all contributions under the Plan shall be paid to the Trustee. The Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the income therefrom, on behalf of the Participants collectively in accordance with the provisions of the Trust agreement, except to the extent that such monies and other property are invested as provided for in Article 7. The Trustee shall make distributions from the Trust Fund at such time or times to such person or persons and in such amounts as the Committee shall direct in accordance with the Plan.

                                    ARTICLE 7

                            INVESTMENT ELECTIONS AND

                         ALLOCATION OF TRUST INCOME AND

                     CONTRIBUTIONS TO PARTICIPANTS' ACCOUNTS

         Section 7.1. Separate Accounts. (a) In General. The Committee shall maintain or cause to be maintained separate accounts for each Participant. The accounts maintained for a Participant shall consist of (i) a pre-tax account, to which shall be credited all pre-tax contributions made on behalf of the Participant, (ii) an Employer match account, to which shall be credited all Employer match contributions and discretionary match contributions made on behalf of the Participant and (iii) a rollover account, to which shall be credited all rollover contributions made by the Participant. In addition, Prior Plan Accounts shall be established for each Participant who was an active participant in a Prior Plan on March 31, 1999 and who became a Participant on April 1, 1999 pursuant to Section 3.1, and such Prior Plan Accounts shall be credited with contributions made on behalf of such Participant under such Prior Plan. Each such account shall be divided and invested as the Participant elects in accordance with Section 7.2 among such separate investment funds maintained or employed by the Trustee as may be designated by the Company from time to time, which may include but are not limited to investments in securities of open-end or closed-end investment companies and investments in any suitable collective investment fund maintained by any bank or trust company. As directed by the

Company, one or more separate investment funds may be established and maintained with respect to the Plan as adopted by the Company and its Affiliates and the Plan as adopted by each Nonaffiliate. In addition, an investment fund called the "Company Stock Fund" which shall be invested primarily in Company Stock shall be established and maintained with respect to the Plan as adopted by the Company and its Affiliates, and the Committee shall retain the discretion to determine which Participants shall be permitted to invest in the Company Stock Fund. The assets of the Company Stock Fund may be invested in short-term liquid investments, to the extent determined to be necessary to satisfy such Fund's cash needs. Unless the context otherwise requires, Participant's "account" and "account balance" shall mean all accounts and the aggregate value of all accounts maintained for such Participant pursuant to the Plan. Such accounts shall be solely for accounting purposes and there shall be no segregation of assets of the Trust Fund or of any separate investment fund among separate accounts. The books of accounts, forms and accounting methods used in the administration of Participants' accounts shall be the responsibility of, and shall be subject to the supervision and control of, the Committee.

         The Committee may, for administrative purposes, establish unit values for one or more investment funds (or any portion thereof) and maintain the accounts setting forth each Participant's interest in such investment fund (or any portion thereof) in terms of such units, in accordance with rules and procedures established by the Committee. In the event that unit accounting is established for any investment fund (or any portion thereof) the value of the Participant's interest in that investment fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in such investment fund (or any portion thereof) multiplied by the number of units credited to the Participant.

         (b) Accounting for Certain Assets of Prior Plans. In connection with the merger of the Starwood Hotels & Resorts StarSaver 401(k) Plan, the Westin Hotel Company 401(k) Growth Opportunity Plan, the Investment Plan for Employees of Westin Hotel Company and the ITT 401(k) Retirement Savings Plan into the Plan as of April 1, 1999, assets of such Plans shall be accounted for under this Plan as follows:

         (1) Any pre-tax contributions (and related earnings) held in the Starwood Hotels & Resorts Worldwide, Inc. StarSaver 401(k) Plan, the Starwood Hotels & Resorts StarSaver 401(k) Plan, the Westin Hotel Company 401(k) Growth Opportunity Plan or the Investment Plan for Employees of Westin Hotel Company shall be transferred to the Participant's pre-tax account under this Plan. Any pre-tax contributions (and related earnings) held in the ITT 401(k) Retirement Savings Plan shall be transferred to the Participant's ITT pre-tax account under this Plan.

         (2) Any rollover contributions (and related earnings) held in the Starwood Hotels & Resorts Worldwide, Inc. StarSaver 401(k) Plan, the Starwood Hotels & Resorts StarSaver 401(k) Plan, the Westin Hotel Company 401(k) Growth Opportunity Plan or the Investment Plan for Employees of Westin Hotel Company shall be transferred to the Participant's rollover account under this Plan. Any rollover contributions (and related earnings) held in the ITT 401(k) Retirement Savings Plan shall be transferred to the Participant's ITT rollover account.

         (2) Any employer matching contributions (and related earnings) held in the Starwood Hotels & Resorts Worldwide, Inc. StarSaver 401(k) Plan or the Starwood Hotels & Resorts StarSaver 401(k) Plan shall be transferred to the Participant's prior Starwood match account. Any employer matching contributions (and related earnings) held in the Westin Hotel Company 401(k) Growth Opportunity Plan or the Investment Plan for Employees of Westin Hotel Company shall be transferred to the Participant's Westin match account. Any amounts held in the employer discretionary contributions account under the Westin Hotel Company 401(k) Growth Opportunity Plan (and related earnings) shall also be transferred to the Participant's Westin match account. Any employer matching contributions (and related earnings) held in the ITT 401(k) Retirement Savings Plan shall be transferred to the Participant's ITT match account.

         (3) Any Retirement Account Plan contributions (and related earnings) held in the Westin Hotel Company 401(k) Growth Opportunity Plan shall be transferred to the Participant's Westin RAP account under this Plan.

         (4) Any Caesars Company Basic contributions and ITT 1% Retirement contributions (and related earnings) held in the ITT 401(k) Retirement Savings Plan shall be transferred to the Participant's prior plan basic account under this Plan.

         (5) Any Post-86 Matched After-Tax contributions and Supplemental Post-86 After-Tax contributions (and related earnings) held in the ITT 401(k) Retirement Savings Plan shall be transferred to the Participant's ITT post-86 after-tax account under this Plan.

         (6) Any Pre-87 Matched After-Tax contributions and Supplemental Pre-87 After-Tax contributions (and related earnings) held in the ITT 401(k) Retirement Savings Plan shall be transferred to the Participant's ITT pre-87 after-tax account under this Plan.

         (7) Any ESOP contributions, ITT Match contributions made prior to October 1, 1996, and ITT Company Floor contributions (and related earnings) held in the ITT 401(k) Retirement Savings Plan shall be transferred to the Participant's ITT prior plan monies account under this Plan.

         (c) Accounting for Certain Assets of the Management Retirement Plan of Westin Hotel Company. In connection with the transfer of certain excess assets from the Management Retirement Plan of Westin Hotel Company as of April 1, 1999, the Company shall cause to be established and maintained a reversion suspense account to hold such assets.

         Section 7.2. Investment Elections. (a) Investment elections. The Committee shall notify Participants of the investment funds maintained or employed by the Trustee pursuant to Section 7.1. Each Participant may, at such time or times prescribed by the Committee and in accordance with rules and procedures prescribed by the Committee, specify the percentage of his future contributions and his existing account balances (in multiples established by the Committee from time to time) that are to be invested in each of the separate investment funds; provided, however, a Participant in the

Plan as adopted by the Company and its Affiliates may not elect to invest more than 25% of contributions to such Participant's account in the Company Stock Fund and may not elect to transfer existing account balances into the Company Stock Fund. During any period in which no direction as to the investment of a Participant's account balances or contributions is on file with the Committee, such account balances and contributions will be invested in the investment fund designated by the Committee. The Committee may limit the right of a Participant
(i) to invest in a particular investment fund, (ii) to increase or decrease the investment of contributions in a particular investment fund, (iii) to transfer amounts to or from a particular investment fund, or (iiii) to transfer amounts between particular investment funds, if the Committee determines that any such limitation is necessary or desirable to establish or maintain an investment fund. The Committee may promulgate separate accounting and administrative rules to facilitate the establishment or maintenance of an investment fund.

         Any portion of the Trust Fund which from time to time is not allocated to Participant's accounts, including any amounts credited to the reversion suspense account pursuant to Section 7.1(c) that have not be so allocated, shall be invested in such manner as the Committee shall determine. The Committee shall be a "named fiduciary" (within the meaning of such term as used in ERISA) for this purpose.

         (b) Facilitation. Notwithstanding any election of any Participant, the Trustee shall have the right to hold uninvested or invested in a short term investment fund any amounts intended for investment or reinvestment until such time as investment may be made in accordance with the Plan and the Trust.

         Section 7.3. Allocation to Participants' Accounts of Net Income of Trust and Fluctuation in Value of Trust Assets. The net worth of each investment fund shall be determined as of each Valuation Date pursuant to Section 7.4, and the market value of each Participant's account shall be recalculated to reflect the net earnings and losses of each such investment fund since the preceding Valuation Date in accordance with procedures established by the Committee.

         Section 7.4. Determination of Net Worth of an Investment Fund. The net worth of an investment fund as of any Valuation Date shall be the fair market value of all assets (including any uninvested cash) held by such investment fund, as determined by the Trustee on the basis of such evidence and information as it may deem pertinent and reliable, reduced by any liabilities of the investment fund other than Participants' accounts and reduced by contributions made to the Trust Fund and invested in the investment fund subsequent to the preceding Valuation Date.

         Section 7.5. Crediting of Contributions to Accounts. (a) Crediting pre-tax contributions and certain Employer match contributions The pre-tax contributions and the Employer match contributions made pursuant to Section 4.2(a) on behalf of a Participant shall be credited to the Participant's pre-tax account and Employer match account, respectively, as soon as administratively practicable after, and as of, the first Valuation Date coinciding with or following the last day of the payroll period with respect to which such contri-butions are made.

         (b) Crediting Remaining Employer supplemental match contributions and Discretionary Match Contributions. Any Employer match contributions pursuant to
Section 4.2 (b) or discretionary match contributions made by an Employer for a Plan Year on behalf of a Participant shall be credited to the Participant's Employer match account and discretionary match account, respectively, as of the Valuation Date coinciding with the end of the Plan Year for which such contribution is made.

         (c) Crediting Amounts Contained in the Reversion Suspense Account. With respect to each Participant who is paid from the Company's corporate payroll and who is eligible to receive an allocation of Employer match contributions or discretionary match contributions as described in subsections (a) or (b) of this Section for any Plan Year, notwithstanding such subsections (a) and (b), a portion of the balance of the reversion suspense account created pursuant to
Section 7.1, if any, shall be released and allocated to such Participant's Employer match account or discretionary match account (as applicable) in an amount equal to (1) with respect to the Employer match contributions, 100% of the Participant's pre-tax contributions up to the first 2% of the Participant's Compensation plus 50% of any additional pre-tax contributions made by the Participant for such Plan Year up to an additional 2% of such Participant's Compensation.

         If the amount so released and allocated on behalf of all Participants who are paid from the Company's corporate payroll does not equal or exceed the minimum amount (as defined below) for any applicable Plan Year, an additional amount shall be released from the reversion suspense account so that the total amount released from such account equals the minimum amount for such Plan Year. Such additional amount shall be allocated on a pro rata basis to the employer contribution account of each Participant who is an employee of the Company as if such contributions were Employer match contributions.

         Notwithstanding anything contained in Section 7.6 of the Plan to the contrary, amounts allocated pursuant to this subsection (c) shall be subject to the special rules contained in section 4980(d)(2)(C)(ii) of the Code.

         For purposes of this subsection, the "minimum amount" for the 1999 Plan Year shall be one-seventh of the amount transferred to the reversion suspense account, as adjusted for any earnings and losses thereon. In each of the six subsequent Plan Years, the "minimum amount" shall be an amount equal to the balance of such account (as adjusted for any earnings and losses) multiplied by a fraction, the numerator of which is one and the denominator of which is the number of years (including the year for which the allocation is made) remaining in such six Plan Year period.

         Section 7.6. Limitations on Allocations. Notwithstanding any other provision of the Plan, the amounts allocated pursuant to Section 7.5 to a Participant's accounts under the Plan for each Plan Year shall be limited so that (1) the aggregate annual additions to the Participant's accounts under the Plan and under all other defined contribution plans maintained by an Employer shall not exceed the lesser of (i) $30,000 (as adjusted for cost-of-living increases in accordance with section 415(d)(1)(C) of the Code), and (ii) 25% of the Participant's compensation for such Plan Year; and (2) for Plan Years beginning before January 1, 2000 the sum of (A) and (B) below shall not exceed 1.

         (A) The sum of the annual additions to the Participant's accounts in the Plan and the aggregate annual additions to the Participant's accounts in all other defined contribution plans maintained by an Employer (computed as of the close of the Plan Year for which these computations are being made) for each Plan Year during which the Participant shall have participated in any such plan divided by the sum of, calculated with respect to each such Plan Year, the lesser of:

                  (I) 125% of the maximum dollar amount which under section 415(c)(1)(A) of the Code could have been contributed on behalf of the Participant to a defined contribution plan for such Plan Year, and

                  (II) 35% of the Participant's compensation, for such Plan
         Year.

         (B) The aggregate projected annual benefit of the Participant under all defined benefit plans maintained by an Employer (determined as of the close of the Plan Year for which these computations are being made) divided by the lesser of:

                  (I) 125% of the maximum dollar limitation contained in section 415(b)(1)(A) of the Code as adjusted for increases in the cost of living as set forth in section 415(d) of the Code, and

                  (II) 140% of the average of the Participant's compensation for the three consecutive calendar years of his participation in such defined benefit plans during which his compensation was the highest.

         If the amount to be allocated to a Participant's accounts pursuant to
Section 7.5 for a Plan Year would exceed any of the limitations set forth in this Section, the amount of the pre-tax contributions and any discretionary match contributions and, if necessary, Employer match contributions to be allocated to such Participant's accounts shall be reduced in that order to the extent necessary to comply with such limitation. Any reductions in pre-tax contributions shall be paid to such Participant as additional compensation. If as a result of reasonable error in estimating a Participant's annual compensation, or other limited facts and circumstances as determined by the Commissioner of Internal Revenue, the annual additions to a Participant's accounts exceed the limitations set forth above for any Plan Year and the excess contributions cannot be returned to the Participant or the Employer, the amount of annual additions in excess of such limitations shall be held in a segregated suspense account which shall be invested but shall not be credited or debited with its own gains or losses and shall not share in gains or losses of the Trust and shall be treated in the succeeding Plan Year as Employer match contributions or discretionary match contributions thereby reducing amounts actually contributed for such year. The balance, if any, in such suspense account shall be returned to the Employer upon termination of the Plan only if the allocation upon Plan termination of such amount to Participants would cause all Participants to receive annual additions in excess of the limitations of section 415 of the Code.

         For purposes of this Section, the "annual additions" for a Plan Year to a Participant's accounts in the Plan and his accounts in any other defined contribution plans is the sum during such Plan Year of:

         (i) the amount of pre-tax contributions, Employer match contributions, discretionary match contributions and after-tax contributions (but excluding any rollover contribution (within the meaning of sections 402(a)(5), 403(a)(4), 408(d)(3) and 409(b)(3)(C) of the Code) or any direct transfers made to such plan) allocated to such Participant's accounts,

         (ii) the amount of forfeitures allocated to such Participant's accounts, and

         (iii) contributions allocated on behalf of the Participant to any individual medical benefit account as defined in section 415(l) of the Code and the additional reserve for post-retirement medical and life insurance benefits (as defined in section 419A(d)(2) of the Code) maintained on behalf of the Participant.

For purposes of this Section, the terms "defined contribution plan", "projected annual benefit", "defined benefit plan", and "compensation" shall have the meanings set forth in section 415 of the Code and the Regulations, and the term "Employer" shall include all Affiliates of the Employer of the Participant except that in defining Affiliates "more than 50%" shall be substituted for "at least 80 percent" where required by section 415(g) of the Code.

         Section 7.7. Correction of Error. If it comes to the attention of the Committee that an error has been made in any of the allocations prescribed by this Article 7 appropriate adjustment shall be made to the accounts of all Participants and designated Beneficiaries which are affected by such error, except that no adjustment need be made with respect to any Participant or Beneficiary whose account has been distributed in full prior to the discovery of such error.

                                    ARTICLE 8

                         DISTRIBUTIONS AND WITHDRAWALS

         Section 8.1. Termination of Employment Under Circumstances Entitling Participant to Full Distribution of His Account. If a Participant's employment terminates under any of the following circumstances, the Participant, or his Beneficiary if the Participant dies prior to the distribution of his account balance, as the case may be, shall be fully vested in, and therefore entitled to receive pursuant to Section 8.3, the entire balance of the Participant's accounts:

         (i)      After the Participant attains age 65.

         (ii)     Because of the Participant's death.

         (iii)    Because of the Participant's Total and Permanent Disability.

         (iv) After the Participant is credited with at least 3 Years of Service.

For purposes of this Article 8, a Participant shall not be treated as experiencing a termination of employment upon such Participant's transfer of employment among the Employers.

         Section 8.2. Termination of Employment under Circumstances Resulting in Partial Forfeiture of the Participant's Account. If a Participant's employment terminates under circumstances other than those set forth in Section 8.1, the Participant, or his Beneficiary if the Participant dies prior to the distribution of his account balance, as the case may be, shall be entitled to receive pursuant to Section 8.3, (i) the entire balance of the Participant's pre-tax account, rollover account and Prior Plan Nonforfeitable Accounts (as applicable) and (ii) a percentage of the balance of the Participant's Employer match account and Prior Plan Forfeitable Accounts (as applicable) which percentage shall be determined pursuant to the following table by reference to the Participant's Years of Service as of his termination of employment; provided, however, that if a Participant was an active participant in a Prior Plan on March 31, 1999 and became a Participant on April 1, 1999 pursuant to
Section 3.1, his vested percentage in his Prior Plan Accounts shall never be less than his vested percentage in such accounts would have been under the terms of the applicable Prior Plan in effect on March 31, 1999:

         Years of Service                                     Percentage Vested
            Less than 3                                                   0
              3 or more                                                 100

The difference between the balance of the Participant's Employer match account and Prior Plan Forfeitable Accounts (as applicable) and the percentage of such accounts in which the Participant or his Beneficiary is vested shall be charged to such accounts and forfeited. Such charge and forfeiture shall occur as soon as administratively practicable following the Participant's termination of employment.

         Section 8.3. Time and Form of Distribution upon Termination of Employment. (a) Form of distribution. Any distribution to which a Participant or Beneficiary becomes entitled upon termination of employment shall be distributed by the Trustee in a single lump sum payment unless the Participant or Beneficiary elects to receive his distribution in installment payments in approximately equal monthly or annual cash installments over a fixed period not to exceed 20 years. A Participant who elects monthly or annual installments may at any time elect to receive a single lump sum of the remaining value of his unpaid installments. If a Participant dies before all installments have been paid, the remaining value of his unpaid installments shall be paid in the form of a single lump sum to his Beneficiary; provided, however, that such Beneficiary may elect in the time and manner prescribed by the Committee to continue payment in the installment form elected by the Participant. Any distribution from the Plan shall be made in the form of cash; provided, however, that a Participant may elect to receive the value of his account invested in the Company Stock Fund in full shares of Company Stock and in cash for any fractional shares.

         Notwithstanding the foregoing, (i) a Participant who has an ITT pre-tax account, ITT rollover account, ITT match account, prior plan basic account, ITT post-86 after-tax account, ITT pre-87 after-tax account, ITT prior plan monies account or Westin RAP account may elect to receive the vested balance in such accounts through the purchase of a nonforfeitable single life annuity, provided that if the Participant is married, the benefit shall be in the form of a qualified joint and survivor annuity. In order for a married Participant to make an election to receive the vested portion of such accounts in the form of a nonforfeitable single life annuity, he must obtain his spouse's written and notarized consent that acknowledges the effect of the Participant's election and delivers such consent to the Committee in the time and manner specified by the Committee. The Committee shall furnish to each Participant eligible to receive this benefit a written explanation of the qualified joint and survivor annuity in accordance with applicable law no less than 30 days and no more than 90 days before such Participant's annuity starting date. A Participant may revoke his election and make a new election from time to time and at any time during the election period beginning 90 days before the Participant's annuity starting date. If the annuity form selected is not a qualified joint and survivor annuity with the Participant's spouse as the beneficiary, the annuity payable to the Participant and thereafter to his beneficiary shall be subject to the incidental death benefit rule pursuant to section 401(a)(9) of the Code and Regulations thereunder.

         (b) Time of Distributions. Upon a Participant's termination of employment, distribution of the Participant's vested account balance shall be made as of any Valuation Date elected by the Participant in accordance with rules and procedures established by the Committee; provided, however, that if the Participant fails to make a valid election in accordance with rules and procedures prescribed by the Committee prior to such date, distribution of the Participant's vested account balance shall be made by payment of a single lump sum as soon as administratively practicable after the last Valuation Date of the Plan Year during which the Participant attains age 65.

         Distribution to a Participant shall be made not later than the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2 or the calendar year in which the Participant terminates employment, except that distribution to a Participant who is a "five percent owner" (as defined in section 416(i) of the Code) at any time during the Plan Year ending in the calendar year in which the Participant attains age 70-1/2 shall be made no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. Notwithstanding any provision of this Section to the contrary, if the vested account balance of a Participant does not exceed $5,000 (or such other amount prescribed by Section 411(a)(11) of the Code), as of the last Valuation Date of the Plan Year during which the Participant terminates employment, such account shall be distributed in one lump sum payment as soon as administratively practical after such Valuation Date. A distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Regulations is given only if the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and the Participant, after receiving the notice, affirmatively elects a distribution.

         (c) Time of distribution to Beneficiary. If prior to the Participant's death the distribution of his vested account balance had not been made, then distribution of his vested account balance shall be made to his Beneficiary as soon as administratively practicable after the first Valuation Date coinciding with or following his death; provided, however, that if the Participant's Beneficiary is the Participant's spouse, distribution may be deferred, at the Beneficiary's election, until as late as the date on which the Participant would have attained age 70-1/2 had the Participant survived. Notwithstanding the foregoing, if a Participant who has elected an annuity under Section 8.3(a)(2) with respect to his Prior Plan Accounts attributable to the ITT 401(k) Retirement Savings Plan or his Westin RAP account dies before his benefit commences and his spouse was his Beneficiary with respect to the annuity, payment of such Prior Plan Accounts shall be made to such spouse in the form of a life annuity unless the spouse elects a single lump sum payment.

         Section 8.4. Designation of Beneficiary. Each Participant shall have the right to designate a Beneficiary or Beneficiaries (who may be designated contingently or successively and which may be an entity other than a natural person) to receive any distribution to be made under Section 8.1 upon the death of such Participant or, in the case of a Participant who dies subsequent to termination of his employment but prior to the distribution of the entire amount to which he is entitled under Section 8.2, any undistributed balance to which such Participant was entitled under such Section; provided, however, that no such designation shall be effective if the Participant was married through the one-year period ending on the date of the Participant's death unless such designation was consented to at the time of such designation by the person who was the Participant's spouse during such period, in writing, acknowledging the effect of such consent and witnessed by a notary public or a Plan representative, or it is established to the satisfaction of the Committee that such consent could not be obtained because the Participant's spouse cannot be located or such other circumstances as may be prescribed in Regulations. A Participant may from time to time, without the consent of any designated Beneficiary, cancel any such designation. Such designation and each cancellation thereof shall be made in the form prescribed by the Committee and shall be filed with the Committee. If (i) no Beneficiary has been designated by a deceased Participant, (ii) any such designation is not effective pursuant to the proviso contained in the first sentence of this Section, or (iii) the designated Beneficiary has predeceased the Participant, any undistributed vested balance of the deceased Participant shall be distributed at the direction of the Committee
(a) to the surviving spouse of such deceased Participant, if any, or (b) if there is no surviving spouse, to the surviving children of such deceased Participant, if any, in equal shares, or (c) if there is no surviving spouse or surviving children, to the executor or administrator of the estate of such deceased Participant, or (d) if no executor or administrator has been appointed for the estate of such deceased Participant within six months following the date of the Participant's death, in equal shares to the person or persons who would be entitled under the intestate succession laws of the state of the Participant's domicile to receive the Participant's personal estate. The marriage of a Participant shall be deemed to revoke any prior designation of a Beneficiary made by him and a divorce shall be deemed to revoke any prior designation of the Participant's divorced spouse if written evidence of such marriage or divorce shall be received by the Committee before distribution has been made in accordance with such designation.

         Section 8.5. Investment of Distributee Accounts. If distribution of the amount to which a Distributee becomes entitled is made later than the first Valuation Date coincident with or following the Participant's termination of employment, the undistributed balance of such amount shall be credited as of such Valuation Date to an account established and maintained in the name of the Distributee entitled to receive the same. For purposes of investment elections that can be made pursuant to Section 7.2, the allocations prescribed in Section 7.3, and any distribution of assets pursuant to Section 16.4 upon termination of the Plan, a Distributee for whom a Distributee Account is established shall be deemed to be a Participant and such account shall be deemed to be a Participant's account.

         Section 8.6. Distributions to Minor and Disabled Distributees. Any distribution under this Article which is payable to a Distributee who is a minor or to a Distributee who, in the opinion of the Committee, is unable to manage his affairs by reason of illness or mental incompetency may be made to or for the benefit of any such Distributee at such time consistent with the provisions of this Article and in such of the following ways as the legal representative of such Distributee shall direct: (a) directly to any such minor Distributee if, in the opinion of such legal representative, he is able to manage his affairs, (b) to such legal representative, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor Distributee, or (d) to some near relative of any such Distributee to be used for the latter's benefit. The Committee shall be required to see to the application by any third party other than the legal representative of a Distributee of any distribution made to or for the benefit of such Distributee pursuant to this Section.

         Section 8.7. "Lost" Participants and Beneficiaries. If within a reasonable period following the death or other termination of employment of any Participant the Committee in the exercise of reasonable diligence has been unable to locate the person or persons entitled to benefits under this Article, the rights of such "lost" Participant or "lost" Beneficiary, as the case may be, shall be forfeited; provided, however, that the Plan shall reinstate and pay to such "lost" Participant or "lost" Beneficiary, as the case may be, the amount of the benefits so forfeited upon a claim for such benefits made by such person. The amount to be so reinstated shall be obtained by the Employer in respect of whose Employee the claim for forfeited benefit is made contributing an amount equal to the amount to be so reinstated. Any such contribution shall be made without regard to whether or not the limitations set forth in Section 7.7 will be exceeded by such contribution.

         Section 8.8. Withdrawals from Accounts During Employment. (a) Withdrawals upon incurring financial hardship. A Participant who the Committee determines, in its sole discretion, to be incurring a "financial hardship" based on information the Participant provides to the Committee for this purpose may elect to withdraw after the Committee has made such determination an amount from his rollover account, pre-tax account (which is not greater than all pre-tax contributions made to the Plan up to the most recent Valuation Date to the extent not previously withdrawn) and Prior Plan Nonforfeitable Accounts other than his ITT prior plan monies account (as applicable and provided that no investment earnings allocated to any such account that is a pre-tax account after December 31, 1988 shall be available for withdrawal under this
Section 8.8(a)) and from vested amounts in his Employer match account and Prior Plan Forfeitable Accounts other than his Westin RAP account (as applicable); provided, however, that no such amount to be withdrawn shall be less than $300 or exceed the amount the Committee determines is necessary to satisfy such hardship. A Participant may apply for a hardship withdrawal pursuant to this
Section in accordance with the rules and procedures established by the Committee. Hardship withdrawals shall be made from vested amounts held in the Participant's accounts in the following order:

                                    (1)     ITT pre-87 after-tax account
                                    (2)     ITT post-86 after-tax account
                                    (3)     ITT rollover account
                                    (4)     rollover account
                                    (5)     ITT prior plan monies account
                                    (6)     ITT match account
                                    (7)     Westin match account
                                    (8)     prior Starwood match account
                                    (9)     Employer match account
                                    (10)    ITT pre-tax account (and any
                                            earnings allocated to such account
                                            prior to January 1, 1989)
                                    (11)    pre-tax account (and any earnings
                                            allocated to such account prior to
                                            January 1, 1989)

         The determination of the existence of "financial hardship" and the amount required to be distributed to satisfy the need created by the hardship will be made by the Committee in a uniform and non-discriminatory manner subject to the following rules:

         (A) A financial hardship shall be deemed to exist only if the Participant certifies to the Committee in writing that the financial need is for one of the following reasons:

                  (i) medical expenses described in section 213(d) of the Code previously incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code;

                  (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

                  (iii) the payment of tuition, related educational fees, and room and board expenses for the next twelve months of post-secondary education for the Participant, the Participant's spouse, children or dependents; or

                  (iv) the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

         (B) A distribution shall be treated as necessary to satisfy a financial need only if the following requirements are satisfied:

                  (i) the Participant certifies to the Committee in writing (and if the Committee has no reason to believe that such certification is inaccurate) that such need cannot be relieved (without increasing the amount of the need) by or through compensation or reimbursement by insurance, by taking any available loans from the Plan, by reasonable liquidation of the Participant's assets (including for this purpose assets of the Participant's spouse and minor children that are reasonably available to the Participant) or otherwise; and

                  (ii) the Participant has obtained all other distributions and all nontaxable loans currently available under all plans maintained by his Employer or an Affiliate of his Employer.

         (C) The Participant shall be required to submit any additional supporting documentation as may be requested by the Committee. The Committee's determination of the amount necessary to satisfy any financial hardship can, in the Committee's sole discretion, include consideration of the amounts that will be necessary for the Participant to pay any federal, state or local income taxes or penalties reasonably anticipated to result from a withdrawal made on account of a financial hardship.

         (b) Penalties resulting from withdrawals. If a Participant makes a withdrawal pursuant to paragraph (a) of this Section, (i) pre-tax contributions and all other elective and employee contributions made on behalf of or made by such Participant under the Plan and all other plans of his Employer and his Employer's Affiliates (other than such contributions to a health or welfare benefit plan) shall cease beginning with the date on which the Participant receives such withdrawal; and (ii) such Participant shall not again be eligible to elect or otherwise have such contributions commence until the first day of the first month which follows end of the twelve-month period following the date on which such withdrawal is made; and (iii)the Participant's maximum amount of permitted pre-tax contributions in the calendar year following the year in which the withdrawal is made shall be reduced as provided in Section 1.402(k)-1(d)(2)(iv)(B)(3) of the Regulations. In all respects, this subsection (b) is to be interpreted and administered so as to be consistent with the requirements set for in Section 1.401(k)-1(d)(2)(iv)(B) of the Regulations.

         (c) Age 59-1/2 Withdrawals. A Participant who has attained age 59-1/2 may elect to withdraw as of any Valuation Date from his pre-tax account, rollover account and Prior Plan Nonforfeitable Accounts other than his prior plan basic account (as applicable) and from vested amounts in his match account and Prior Plan Forfeitable Accounts (as applicable) an amount which is not less than $500 and not greater than the combined value of the vested amounts held in such accounts as of such Valuation Date. An eligible Participant may request a withdrawal under this Section 8.8(c) in the time and manner prescribed by the Committee. Such withdrawals shall be made from vested amounts held in the Participant's accounts in the following order:

                                    (1)     ITT pre-87 after-tax account
                                    (2)     ITT post-86 after-tax account
                                    (3)     ITT rollover account
                                    (4)     rollover account
                                    (5)     ITT prior plan monies account
                                    (6)     ITT match account
                                    (7)     prior Starwood match account

                                    (8) Westin match account
                                    (9) Employer match account
                                    (10) ITT pre-tax account
                                    (11) pre-tax account
                                    (12) Westin RAP account

         (d) Distributions from a Participant's Rollover Account. A Participant may elect to withdraw as of any Valuation Date from his rollover account and ITT rollover account (as applicable) an amount which is not less than $500 and not greater than the combined value of such accounts as of such Valuation Date. An eligible Participant may request a withdrawal under this Section 8.8(d) in the time and manner prescribed by the Committee. No more than two such withdrawals shall be permitted each Plan Year.

         (e) Distributions to Former Participants in the ITT 401(k) Retirement Savings Plan. A Participant who participated in the ITT 401(k) Retirement Savings Plan on March 31, 1999 and who became a Participant on April 1, 1999 pursuant to Section 3.1 may elect to withdraw as of any Valuation Date from his ITT Prior Plan Accounts (other than his prior plan basic account) prior to his attainment of age 59 1/2 an amount not less than $500 and not greater than the combined value of the vested amounts held in such accounts on such Valuation Date. Such withdrawal shall be made from the Participant's ITT Prior Plan Accounts in the following order:

                           (1)      ITT pre-87 after-tax account
                           (2)      ITT post-86 after-tax account
                           (3)      ITT rollover account
                           (4)      ITT prior plan monies account
                           (5) amounts contained in his ITT match account attributable to vested amounts contributed to the ITT Corporation Investment and Savings Plan for Salaried Employees before 1990 and the ITT 401(k) Retirement Savings Plan before October 1, 1996.

An eligible Participant may request a withdrawal from his ITT Prior Plan Accounts under this Section 8.8(e) in the time and manner prescribed by the Committee. No more than two such withdrawals shall be permitted each Plan Year.

         Section 8.9. Loans to Participants. (a) Making of Loans. Subject to the restrictions set forth in this Section, the Committee shall establish a loan program whereby any Participant may request, in accordance with the rules and procedures established by the Committee, to borrow funds from the Plan. The principal balance of any such loan cannot be less than $1,000 and shall not exceed the lesser of (1) 50% of the aggregate of the Participant's vested account balances as of the Valuation Date coinciding with or immediately preceding the day on which the loan is made, and (2) $50,000 reduced by the highest outstanding loan balance of the Participant under all plans maintained by his Employer during the period of time beginning one year and one day prior to the day such loan is to be made and ending on the day prior to the day such loan is to be made.

         (b) Restrictions on loans. No Participant may have more than two loans outstanding at any time. Any loan approved by the Committee pursuant to paragraph (a) of this Section shall be made only upon the following terms and conditions:

         (1) The period for repayment of the loan shall be arrived at by mutual agreement between the Committee and the Participant but such period shall not exceed five years from the date of the loan; provided, however, that if the purpose of the loan as determined by the Committee is to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant, then such period for repayment must be no longer than ten years from the date of the loan. Such loan may be prepaid in whole or in part, without penalty, by delivery to the Committee of cash in an amount equal to the amount of the prepayment.

         (2) No loan shall be made unless the Participant consents to have such loan repaid in substantially equal installments deducted from the regular payments of the Participant's compensation during the term of the loan. Any loan is due in full upon termination of employment; provided, however that loan repayments under the Plan will be suspended with respect to Participants in Military Service as permitted under Section 414(u)(4) of the Code.

         (3) Each loan shall be evidenced by the Participant's collateral promissory note for the amount of the loan, with interest, payable to the order of the Trustee, in substantially equal installments (payable at least quarterly), and shall be secured by an assignment of 50% of the Participant's vested benefit under the Plan.

         (4) Each loan shall bear a fixed interest rate commensurate with the interest rate then being charged by persons in the business of lending money in the area of the Employer for loans made under similar circumstances.

         (5) The Committee may, in its sole discretion, restrict the amount to be disbursed pursuant to any loan request to the extent it deems necessary to take into account any fluctuations in the value of a Participant's accounts since the Valuation Date immediately preceding the date on which such loan is to be made.

         (6) If a loan is not satisfied at the time a distribution to a Participant shall be made and it is determined by the Committee that the loan cannot be satisfied without unreasonable expense to the Trust, the Trustee shall, upon direction of the Committee, distribute in satisfaction of the loan the promissory note of the Participant.

         (7) Each Participant requesting a loan shall, as a condition of receiving such loan, pay such reasonable loan processing fee as shall be set from time to time by the Committee. Such fee may be paid from the loan proceeds.

         (c) Applicability. The provisions of this Section shall apply to each Participant and Beneficiary of a deceased Participant if such Participant or Beneficiary is a "party in interest" as defined in section 3(14) of ERISA. Each reference in this Section to "Participant" shall include such Beneficiaries of deceased Participants except that the requirements of Section 8.9(b) shall not apply to a loan made to any Participant or

Beneficiary who is a "party in interest" after the Participant's termination of employment.

         Section 8.10. Direct Rollovers. (a) Election. A Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Distributee in a direct rollover.

         (b) Definitions. For purposes of this Section:

         (i) An "eligible rollover distribution" is any distribution being made pursuant to the terms of the Plan of all or any portion of the balance to the credit of the Distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income.

         (ii) An "eligible retirement plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a Distributee who is a spouse, former spouse or surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (iii) For purposes of this Section, a "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse. A "Distributee" shall not include a Participant who transfers employment among the Employers participating in the Plan.

         (iv) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the Distributee.

                                    ARTICLE 9

                  SPECIAL PARTICIPATION AND DISTRIBUTION RULES

                     RELATING TO REEMPLOYMENT OF TERMINATED

                  EMPLOYEES AND EMPLOYMENT BY RELATED ENTITIES

         Section 9.1. Change of Employment Status. If an Employee who is not an Eligible Employee becomes an Eligible Employee, he shall become a Participant as of the first Entry Date after satisfying the eligibility requirements described in Article 3; provided, however, that if upon so becoming an Eligible Employee such eligibility requirements have already been satisfied and the first Entry Date after the Participant satisfied such eligibility requirements has occurred, the Employee shall become a Participant upon becoming an Eligible Employee.

         Section 9.2. Reemployment of an Eligible Employee Whose Employment Terminated Prior to His Becoming a Participant. If an Eligible Employee whose employment was terminated before he became a Participant is reemployed by any Employer, such Employee shall become a Participant in accordance with Article 3, not ignoring for this purpose any Hours of Service credited prior to his termination unless prior to his termination the Eligible Employee was not credited with any Years of Service and after his termination incurred at least five consecutive Break in Service Years; provided, however, that if prior to becoming so reemployed the service and age requirements described in Article 3 have been satisfied, the Eligible Employee shall become a Participant upon becoming so reemployed or, if later, upon the first Entry Date following the day such requirements were satisfied.

         Section 9.3. Reemployment of a Terminated Participant. If a terminated Participant is reemployed, he shall again become a Participant upon the date of his reemployment. If a terminated Participant is entitled to receive a distribution from his accounts pursuant to Article 8, such distribution shall be suspended during his period of reemployment. If the Participant is reemployed prior to incurring five consecutive Break in Service Years, thereafter completes a Year of Service before incurring five consecutive Break in Service Years and, at or after his termination of employment, a portion or all of his Employer match account and Prior Plan Forfeitable Accounts (as applicable) was forfeited pursuant to Section 8.2 but such Participant did not receive or commence to receive a distribution pursuant to Article 8, then an amount equal to the portion of such account(s) which was forfeited shall be credited to his Employer match account and Prior Plan Forfeitable Accounts (as appropriate) as of the close of the Plan Year in which he received a distribution. If upon his termination of employment any such Participant received a distribution pursuant to Article 8 and some portion of his Employer match account, prior Starwood match account and ITT match account balances (as applicable) was forfeited pursuant to Section 8.2, then he shall have the right to pay an amount equal to such distribution to the Trustee. If the Participant makes such a payment, then an amount equal to the portion of such account(s) which was forfeited pursuant to Section 8.2 shall be credited along with the amount of such payment to his Employer match account, prior Starwood match account and ITT match account (as appropriate) as of the close of the Plan Year in which such payment is made. Any such payment must be made by the fifth anniversary of the Participant's date of reemployment. Notwithstanding the foregoing, if a Participant who received a distribution from the Westin Hotel Company 401(k) Growth Opportunity Plan upon his termination of employment prior to the Effective Date, such

Participant shall not be required to pay an amount equal to such distribution to the Trustee and an amount equal to the portion of such account(s) which was forfeited (if any) shall be credited Westin Prior Plan Forfeitable Accounts (as appropriate) as of the close of the Plan Year in which he received a distribution.

         For purposes of determining the Participant's vested percentage under
Section 8.2, Years of Service completed prior to a Break in Service Year incurred by a Participant who was not credited with two or more Years of Service prior to such Break in Service Year shall be disregarded unless the total number of Break in Service Years is less than five and such Participant completes a Year of Service after his reemployment. For all other Participants, Years of Service completed prior to a Break in Service Year shall be disregarded in determining a Participant's vested percentage under Section 8.2 until such Participant completes a Year of Service after his reemployment.

         Section 9.4. Leased Employees. If an individual who performed services as a leased employee (within the meaning of section 414(n)(2) of the Code) of an Employer or an Affiliate becomes an Employee, or if an Employee becomes such a leased employee, then any period during which such services were so performed shall be taken into account solely for the purposes of determining whether and when such individual is eligible to participate in the Plan under Article 3 and determining when such person has retired or otherwise terminated his employment for purposes of Article 8 to the same extent it would have been had such service been as an Employee who is not an Eligible Employee. This Section shall not apply to any period of service during which such a leased employee was covered by a plan described in section 414(n)(5) of the Code.

         Section 9.5. Employment by Related Entities. If a person is employed by any Affiliate of any Employer, any period of employment by such Affiliate shall be taken into account for the purpose of determining whether and when such person is eligible to participate in the Plan under Article 3 after he becomes an Eligible Employee and determining when such person has retired or otherwise terminated employment for purposes of Article 8 to the same extent it would have been had such period of employment been as an Employee who is not an Eligible Employee.

                                   ARTICLE 10

                        PARTICIPANTS' STOCKHOLDER RIGHTS

         Section 10.1. Voting Shares of Company Stock and Other Securities. The Trustee shall vote, in person or by proxy, shares of Company Stock and other securities held by the Trustee which are allocated to a Participant's account in accordance with instructions obtained from such Participant (or Beneficiary). Each Participant (or Beneficiary) shall be entitled to give voting instructions with respect to the number of shares of Company Stock or such other security allocated to his account as of the valuation date prior to the shareholder record date for such vote. Written notice of any meeting of stockholders of the Company or of the issuer of such other security and a request for voting instructions shall be given by the Committee or the Trustee, at such time and in such manner as the Committee shall determine, to each Participant (or Beneficiary) entitled to give instructions for voting shares of Company Stock or such other security at such meeting. All shares of Company Stock and other securities allocated to Participants'

(or Beneficiaries') accounts for which no voting instructions are received shall be voted in accordance with the terms of the Trust.

                  Section 10.2. Tender Offers. (a) Rights of Participants. In the event a tender or exchange offer is made generally to the shareholders of the Company to transfer all or a portion of their shares of Company Stock in return for valuable consideration, including but not limited to, offers regulated by section 14(d) of the Securities Exchange Act of 1934, as amended, the Trustee shall respond to such tender or exchange offer in respect of shares of Company Stock allocated to a Participant's (or Beneficiary's) account in accordance with instructions obtained from such Participation (or Beneficiary). Each Participant (or Beneficiary) shall be entitled to give instructions with respect to tendering or withdrawal from tender of such shares. A Participant (or Beneficiary) shall not be limited in the number of instructions to tender or withdraw from tender which he can give but a Participant (or Beneficiary) shall have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustee pursuant to paragraph (c) below. The Trustee shall respond to any such tender or exchange offer in respect of all shares of Company Stock allocated to Participants' (or Beneficiaries') accounts in accordance with the terms of the Trust. All instructions from the Participant (or Beneficiary) shall be kept confidential and shall not be disclosed to any person, including the Company.

                  (b) Duties of the Committee. Within a reasonable time after the commencement of a tender or exchange offer, the Committee or the Trustee shall provide to each Participant:

                  (i) the offer to purchase or exchange as distributed by the offeror to the shareholders of the Company,

                  (ii) a statement of the shares of Company Stock allocated to his account, and

                  (iii) directions as to the means by which a Participant can give instructions with respect to the tender or exchange offer.


                  The Committee shall establish and pay for a means by which a Participant (or Beneficiary) can expeditiously deliver to the committee instructions addressed to the Trustee with respect to a tender or exchange offer. The Committee shall transmit to the Trustee aggregate numbers of shares to be tendered or withheld from tender representing instructions of Participants (or Beneficiaries). The Committee, at its election, may engage an agent to receive instructions from Participants (or Beneficiaries) and transmit them to the trustee.

                  (c) Duties of the Trustee. The Trustee shall follow the instructions of the Participants (or Beneficiaries) with respect to the tender or exchange offer as transmitted to the Trustee. The Trustee may establish a reasonable time, taking into account the time restrictions of the tender or exchange offer, after which it shall not accept instructions of Participants (or Beneficiaries).

                                   ARTICLE 11
                                 ADMINISTRATION

                  Section 11.1. The Plan Administrator. (a) With respect to the Plan as adopted by the Company and its Affiliates, the Company shall be the "administrator" and

"named fiduciary" of the Plan within the meaning of such terms as used in ERISA. With respect to the Plan as adopted by a Nonaffiliate, such Nonaffiliate shall be the "administrator" and "named fiduciary" of the Plan within the meaning of such terms as used in ERISA. The board of directors of the Company shall appoint a committee consisting of three or more members which shall be known as the Employees' Savings and Retirement Plan Committee (the "Committee"). Such Committee shall be responsible for carrying out the Company's duties as "administrator" and, except for duties specifically vested in the Trustee, for the administration of the provisions of the Plan. By its adoption of the Plan, a Nonaffiliate shall be deemed to have appointed the Committee to be responsible for its duties as "administrator" and, except for duties specifically vested in the Trustee, for the administration of the provisions of the Plan. By the Company's consent to the adoption of the Plan by a Nonaffiliate, the Committee shall be deemed to have consented to such appointment and delegation of duties, and shall fulfill the rights and duties set forth in the Plan with respect to such Nonaffiliate until the Committee notifies the Nonaffiliate that it will no longer serve as "administrator" of the Plan as adopted by the Nonaffiliate. The Secretary of the Committee shall be the Plan's agent for service of legal process. The board of directors of the Company shall have the right at any time, with or without cause, to remove any member or members of the Committee. A member of the Committee may resign and his resignation shall be effective upon delivery of his written resignation to the Company. Upon the resignation, removal or failure or inability for any reason of any member of the Committee to act hereunder, the board of directors of the Company shall appoint a successor member. All successor members of the Committee shall have all the rights, privileges and duties of their predecessors, but shall not be held accountable for the acts of their predecessors.

                  (b) Any member of the Committee may, but need not, be an employee or a director, officer or shareholder of any of the Employers, and such status shall not disqualify him from taking any action hereunder or render him accountable for any distribution or other material advantage received by him under the Plan, provided that no member of the Committee who is a Participant shall take part in any action of the Committee or any matter involving solely his rights under the Plan.

                  (c) Promptly after the appointment of the original members of the Committee and from time to time thereafter promptly after the appointment of any successor member of the Committee, the Trustee shall be notified as to the names of the persons appointed as members or successor members of the Committee by delivery to the Trustee of a certified copy of the resolution of the board of directors of the Company making such appointment.

                  (d) The Committee shall have the duty and authority to interpret and construe the Plan in regard to all questions of eligibility, the status and rights of Participants, Distributees and other persons under the Plan, and the manner, time, and amount of payment of any distribution under the Plan. Each Employer shall, from time to time, upon request of the Committee, furnish to the Committee such data and information as the Committee shall require in the performance of its duties.

                  (e) The Committee shall direct the Trustee to make payments of amounts to be distributed from the Trust under Article 8 and to withhold applicable taxes therefrom.

                  (f) The members of the Committee may allocate their responsibilities among themselves and may designate any person, persons, partnership, corporation or combination thereof to carry out any of their duties and responsibilities with respect to administration of the Plan. Any such allocation or designation shall be reduced to writing and such writing shall be kept with the records of the meetings of the Committee. Any action made or taken by such a delegate may be appealed by any affected Participant to the Committee in accordance with the claims review procedures provided in Section 11.2.

                  (g) The Committee may act at a meeting, or by writing without a meeting, by the vote or written assent of a majority of its members. The Committee shall elect one of its members as Secretary and keep the Trustee advised of the identity of the member holding that office. The Secretary shall keep records of all meetings of the Committee and forward all necessary communications to the Trustee. The Committee may adopt such rules and procedures as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and ERISA.

                  (h) The members of the Committee, and each of them, shall discharge their duties with respect to the Plan (i) solely in the interest of the Participants and Beneficiaries, (ii) for the exclusive purpose of providing benefits to Employees participating in the Plan and their Beneficiaries and of defraying reasonable expenses of administering the Plan and (iii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Employers hereby jointly and severally indemnify the members of the Committee and each of them (and any of their delegates pursuant to (f) above who are employees of the Company) from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct.

                  (i) No member of the Committee shall receive any compensation or fee for his services unless otherwise agreed between such member of the Committee and the Company, but the Company shall reimburse the Committee members for any necessary expenditures incurred in the discharge of their duties as Committee members.

                  (j) The Committee may employ such counsel (who may be of counsel for any Employer) and agents and may arrange for such clerical and other services as it may require in carrying out the provisions of the Plan.

                  (k) Subject to approval by the board of directors of the Company, the Committee shall have the responsibility and authority to appoint one or more investment advisors and to set the investment objectives and parameters for the Plan.

                  Section 11.2. Claims Procedure. If any Participant or Distributee (a "claimant") believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he may file a claim with the Secretary of the Committee. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Secretary of the Committee shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, give written notice by registered or certified mail to the claimant of his decision with respect to the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days. The notice of the decision of the Secretary of the Committee with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary. The Secretary of the Committee shall also advise the claimant that he or his duly authorized representative may request a review by the entire Committee of the denial by filing with the Secretary of the Committee within 65 days after notice of the denial has been received by the claimant, a written request for such review. The claimant shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Secretary of the Committee within the same 65-day period. If a request is so filed, review of the denial shall be made by the Committee within, unless special circumstances require an extension of time, 60 days after receipt of such request, and the claimant shall be given written notice of the resulting final decision. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such an extension exceed 60 days. The notice of the final decision shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and shall be written in a manner calculated to be understood by the claimant.

                  Section 11.3. Procedures for Domestic Relations Orders. If the Committee receives any written judgment, decree or order (including approval of a property settlement agreement) pursuant to State domestic relations or community property law relating to the provision of child support, alimony or marital property rights of a spouse, former spouse, child or other dependent of a Participant and purporting to provide for the payment of all or a portion of the Participant's account balances under the Plan to or on behalf of one or more of such persons (such judgment, decree or order being hereinafter called a "domestic relations order"), the Secretary of the Committee shall promptly notify the Participant and each other payee specified in such domestic relations order of its receipt and of the following procedures. After receipt of a domestic relations order, the Secretary shall determine whether such order constitutes a "qualified domestic relations order," as defined in paragraph (b) of Section 14.2, and shall notify the Participant and each payee named in such order in writing of its determination. Such notice shall be written in a manner calculated to be understood by the parties and shall set forth specific reasons for the Secretary's determination, and shall contain an explanation of the review procedure under the Plan. The Secretary shall also advise each party that he or his duly authorized representative may request a review by the Committee of the Secretary's determination by filing with the Secretary a written request for such review. The Secretary shall give each party affected by such request notice of such request for review. Each party also shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Secretary in connection with such request for review. Each party shall be given written notice of the Committee's final determination, which notice shall be written in a manner calculated to be understood by the parties and shall include specific reasons for such final determination. If within a reasonable time after receipt of written evidence of such order, it is determined that such domestic order constitutes a qualified domestic relations order, amounts subject to a domestic relations order which are payable to the alternate payee shall be segregated in a separate account and distributed in accordance with the terms of the order. If within such reasonable period of time it is determined that such order does not constitute a qualified domestic relations order, the amounts so segregated (plus any interest thereon) shall be paid to the Participant or such other persons, if any, entitled to such amounts at such time. Any determination regarding the status of such order after such reasonable time period shall be applied only to payments on or after the date of such determination. Prior to the issuance of regulations, the Committee shall establish the time periods in which the Secretary's determination, a request for review thereof and the review by the Committee shall be made, provided that the total of such time periods shall not be longer than 18 months from the date written evidence of a domestic relations order is received by the Committee. The duties of the Secretary of the Committee under this Section may be delegated by the Secretary to one or more persons other than the Secretary.

                  Section 11.4. Notices to Participants, Etc. All notices, reports and statements given, made, delivered or transmitted to a Participant or Distributee or any other person entitled to or claiming benefits under the Plan shall be deemed to have been duly given, made or transmitted when mailed by first class mail with postage prepaid and addressed to the Participant or Distributee or such other person at the address last appearing on the records of the Committee. A Participant or Distributee or other person may record any change of his address from time to time by written notice filed with the Committee.

                  Section 11.5. Notices to Company, Employers or Committee. Written directions, notices and other communications from Participants or Distributees or any other person entitled to or claiming benefits under the Plan to the Company, Employers or the Committee shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the form prescribed by the Committee for the giving of such directions, notices and other communications or when mailed by first class mail with postage prepaid and addressed to the addressee at the address specified upon such forms.

                  Section 11.6. Records. The Committee shall keep a record of all of its proceedings and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of the Plan.

                  Section 11.7. Reports of Accounting to Participants. The Committee shall keep on file, in such form as it shall deem convenient and proper, all reports concerning the Trust Fund and the Committee shall, as soon as possible after the close of each Plan Year, advise each Participant and Distributee of the balance credited to any account for his benefit as of the close of such Plan Year pursuant to Article 7 hereof.

                                   ARTICLE 12

                        PARTICIPATION BY OTHER EMPLOYERS


                  Section 12.1. Adoption of Plan. With the consent of the Company, any entity may become a participating Employer under the Plan by (a) taking such action as shall be necessary to adopt the Plan, (b) becoming a party to the agreement establishing the Trust and (c) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such entity.

                  Section 12.2. Withdrawal from Participation. Any Employer may withdraw from participation in the Plan at any time by filing with the Secretary of the Company a duly certified copy of a resolution of its board of directors duly adopted by the Employer to that effect and giving notice of its intended withdrawal to the Company, the other Employers and the Trustee prior to the effective date of withdrawal.

                  Section 12.3. Company and Committee as Agent for Employers. Each entity which shall become a participating Employer pursuant to Section 12.1 or Article 13 by so doing shall be deemed to have appointed the Company and the Committee its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company and the Committee by the terms of the Plan, including, but not by way of limitation, the power of the Company to amend and terminate the Plan. The authority of the Company and the Committee to act as such agent shall continue unless and until the portion of the Trust for the benefit of Employees of the particular Employer and their Beneficiaries is provided for as described in Section 16.2.

                                   ARTICLE 13

                           CONTINUANCE BY A SUCCESSOR


                  In the event that the Employer is reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another entity succeeds to all or substantially all of the Employer's business, such successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust agreement; provided, however, that the board of directors of the Company may take action to provide that such successor entity may not be substituted for the Employer. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of such successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, such successor entity shall not have elected to become a party to the Plan, or if the Employer adopts a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of such Employer as of the close of business on the 90th day following the effective date of such reorganization or as of the close of business on the date of adoption of such plan of complete liquidation, as the case may be, and the Company shall direct the Trustee to distribute the portion of the Trust Fund applicable to such Employer in the manner provided in Section 16.4.

                  If such successor entity is substituted for an Employer, by electing to become a party to the Plan as described above, then, for all purposes of the Plan, employment of such Employee with such Employer, including service with and compensation paid by such Employer, shall be considered to be employment with such Employer.

                                   ARTICLE 14

                                  MISCELLANEOUS

                  Section 14.1. Expenses. All costs and expenses incurred in administering the Plan and the Trust, including the fees of counsel and any agents for the Company and Committee, the fees and expenses of Trustee, the fees of counsel for the Trustee and other administrative expenses shall be paid from the Trust Fund to the extent not paid by the Company or the Employers, provided, however, that any loan-processing fees assessed in accordance with Section 8.9(b)(7) shall be paid by the Participant requesting the loan. The Company, in its sole discretion, shall determine the portion of each expense which is to be borne by a particular Employer.

                  Section 14.2. Non-Assignability. (a) In general. It is a condition of the Plan, and all rights of each Participant and Distributee shall be subject thereto, that no right or interest of any Participant or Distributee in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any Participant or Distributee in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or Distributee, including claims for alimony or the support of any spouse.

                  (b) Exception for Qualified Domestic Relations Orders. Notwithstanding any provision of the Plan to the contrary, if a Participant's account balance under the Plan, or any portion thereof, is the subject of one or more qualified domestic relations orders, as defined below, such account balance or portion thereof shall be paid to the person and at the time and in the manner specified in any such order. For purposes of this paragraph, "qualified domestic relations order" shall mean any "domestic relations order" as defined in Section
11.3 which creates (or recognizes the existence of) or assigns to a person other than the Participant (an "alternate payee") rights to all or a portion of the Participant's account balance under the Plan, and:

                  (A) clearly specifies

                           (i) the name and last known mailing address (if any)
                  of the Participant and each alternate payee covered by such order,

                           (ii) the amount or percentage of the Participant's
                  benefits to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined,

                           (iii) the number of payments to, or period of time
                  for which, such order applies, and

                           (iv) each plan to which such order applies;

                  (B)  does not require

                           (i) the Plan to provide any type or form of benefit
                  or any option not otherwise provided under the Plan at the time such order is issued,

                           (ii) the Plan to provide increased benefits
                  (determined on the basis of actuarial equivalence), and

                           (iii) the payment of benefits to an alternate payee
                  which at the time such order is issued already are required to be paid to a different alternate payee under a prior qualified domestic relations order;


all as determined by the Committee pursuant to the procedures contained in
Section 11.3.

                  Section 14.3. Employment Non-Contractual. The Plan confers no right upon an Employee to continue in employment.

                  Section 14.4. Limitation of Rights. A Participant or Distributee shall have no right, title or claim in or to any specific asset of the Trust Fund, but shall have the right only to distributions from the Trust on the terms and conditions herein provided.

                  Section 14.5. Merger or Consolidation with Another Plan. A merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation or transfer are such that each Participant, Distributee, Beneficiary or other person entitled to receive benefits from the Plan would, if the Plan were to terminate immediately after the merger, consolidation or transfer, receive a benefit equal to or greater than the benefit such person would be entitled to receive if the Plan were to terminate immediately before the merger, consolidation, or transfer.

                  Section 14.6. Gender and Plurals. Wherever used in the Plan, words in the masculine gender shall include masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.

                  Section 14.7. Applicable Law. The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Delaware to the extent such laws have not been preempted by applicable federal law.

                  Section 14.8. Severability. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

                                   ARTICLE 15

                           TOP-HEAVY PLAN REQUIREMENTS

                  Section 15.1. Top-Heavy Plan Determination. The provisions of this Article 15 shall be applied separately with respect to (i) the Company and its Affiliates and (ii) each Nonaffiliate. If as of the determination date (as defined in Section 15.2) for any Plan Year (a) the sum of the account balances under the Plan and all other defined contribution plans in the aggregation group (as defined in Section 15.2) and (b) the present value of accrued benefits under all defined benefit plans in such aggregation group of all participants in such plans who are key employees (as defined in Section 15.2) for such Plan Year exceeds 60% of the aggregate of the account balances and present value of accrued benefits of all participants in such plans as of the determination date, then the Plan shall be a top-heavy plan for such Plan Year, and the requirements of Sections 15.3, 15.4 and 15.5 shall be applicable for such Plan Year as of the first day thereof. If the Plan shall be a top-heavy plan for any Plan Year and not be a top-heavy plan for any subsequent Plan Year, the requirements of this
Article 15 shall not be applicable for such subsequent Plan Year except to the extent provided in Section 15.4.

                  Section 15.2. Definitions and Special Rules. (a) Definitions. For purposes of this Article 15, the following definitions shall apply:

                  (1) Determination Date. The determination date for all plans in the aggregation group shall be the last day of the preceding Plan Year, and the valuation date applicable to a determination date shall be (i) in the case of a defined contribution plan, the date as of which account balances are determined which is coincident with or immediately precedes the determination date, and (ii) in the case of a defined benefit plan, the date as of which the most recent actuarial valuation for the Plan Year which includes the determination date is prepared, except that if any such plan specifies a different determination or valuation date, such different date shall be used with respect to such plan.

                  (2) Aggregation Group. The aggregation group shall consist of
         (a) each plan of an Employer in which a key employee is a Participant,
         (b) each other plan which enables such a plan to be qualified under section 401(a) or section 410 of the Code, and (c) any other plans of an Employer which the Employer shall designate as part of the aggregation group and which shall permit the aggregation group to continue to meet the requirements of sections 401(a) and 410 of the Code with such other plan being taken into account.

                  (3) Key Employee. The term key employee shall have the meaning set forth in section 416(i) of the Code.

                  (4) Compensation. Compensation shall have the meaning set forth in Section 1.415-2(d) of the Regulations.


                  (b) Special Rules. For the purpose of determining the accrued benefit or account balance of a participant, the accrued benefit or account balance of any person who has not performed services for an Employer at any time during the five-year period ending on the determination date shall not be taken into account pursuant to this Section, and any person who received a distribution from a plan (including a plan which has terminated) in the aggregation group during the five-year period ending on the last day of the preceding Plan Year shall be treated as a participant in such plan, and any such distribution shall be included in such participant's account balance or accrued benefit, as the case may be.

                  Section 15.3. Minimum Contribution for Top-Heavy Years. Notwithstanding any provision of the Plan to the contrary, the aggregate of the Employer match contributions and the discretionary match contributions under
Article 4 allocated to the account of a Participant during any Plan Year (other than to the account of a key employee) and the forfeitures allocated to the account of a Participant during any Plan Year (other than to the account of a key employee) for which the Plan is a top-heavy plan shall in no event be less than the lesser of (i) 3 percent of such Participant's compensation during such Plan Year and (ii) the highest percentage at which contributions are made on behalf of any key employee for such Plan Year. Such minimum contribution shall be made even if, under other provisions of the Plan, the Participant would not otherwise be entitled to receive an allocation or would receive a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 Hours of Service, or (ii) compensation of less than a stated amount. If during any Plan Year for which this Section is applicable a defined benefit plan is included in the aggregation group and such defined benefit plan is a top-heavy plan for such Plan Year, the percentage set forth in the clause (i) above shall be 5 percent. The percentage referred to in clause (ii) of the first sentence of this Section shall be obtained by dividing the aggregate of contributions made pursuant to Article 4 and pursuant to any other defined contribution plan which is required to be included in the aggregation group (other than a defined contribution plan which enables a defined benefit plan which is required to be included in such group to be qualified under section 401(a) of the Code) during the Plan Year on behalf of such key employee by such key employee's compensation for the Plan Year.

                  Section 15.4. Top-Heavy Vesting Requirements. Notwithstanding any provision of the Plan to the contrary, if a Participant's termination of employment occurs during a Plan Year for which a plan is a top-heavy plan and after the Participant shall have completed at least one Year of Service, the Participant shall be entitled to receive that portion of his Employer match account and Prior Plan Forfeitable Accounts (as applicable) determined by multiplying each such account balance as determined under Article 8 by the percentage set forth in the table below opposite the number of the Participant's Years of Service.

            Years of Service                      Percentage
            ----------------                      ----------
                Less than 3                              0
                  3 or more                            100



If a Participant's termination of employment occurs during a Plan Year for which the Plan is not a top-heavy plan but after the Plan has been a top-heavy plan for any Plan Year, such Participant shall be entitled to not less than the balance of his Employer match account and Prior Plan Forfeitable Accounts (as applicable) determined under Article 8 multiplied by the percentage set forth above opposite the number of the Participant's Years of Service as of the end of the last Plan Year for which the Plan was a top-heavy plan, and, if at such time such Participant had completed at least three Years of Service, he shall be entitled to elect to have the portion of his account to which he is entitled determined under this Section without regard to whether the Plan again becomes a top-heavy plan.

                  Section 15.5. Special Rules for Applying Statutory Limitations on Benefits.

                  (a) In any Plan Year for which the Plan is a top-heavy plan, clause (A)(I) of the first paragraph of Section 7.6 shall be applied by substituting "100%" for "125%" appearing therein unless for such Plan Year (i) the percentage of account balances of Participants who are key employees determined under Section 14.1 does not exceed 90%, and (ii) discretionary contributions and forfeitures allocated to the accounts of Participants who are not key employees equals at least 4% of the compensation of each such Participant.

                  (b) In any Plan Year for which the Plan is a top-heavy plan, clause (B)(I) of the first paragraph of Section 7.6 shall be applied by substituting "100%" for "125%" appearing therein unless for any such Plan Year
(i) the percentage of accrued benefits of Participants who are key employees does not exceed 90%, and (ii) the minimum accrued benefit of each Participant under all defined benefit plans in the aggregation group is at least 3% of his average compensation (determined under section 416(d) of the Code) multiplied by each year of service after 1983, not in excess of 10, for which such plans are top-heavy plans.

                  (c) If in any Plan Year for which the Plan is a top-heavy plan a defined benefit plan is included in the aggregation group and such defined benefit plan is a top-heavy plan for such Plan Year, clauses (A)(I) and (B)(I) of the first paragraph of Section 7.6 shall be applied by substituting "100%" for "125%" appearing therein.

                                   ARTICLE 16

                      AMENDMENT, ESTABLISHMENT OF SEPARATE
                              PLAN AND TERMINATION


                  Section 16.1. Amendment or Termination. The Company may at any time and from time to time amend or modify the Plan by resolution of the board of directors of the Company (or a duly appointed delegate thereof). Any such amendment or modification shall become effective on such date as the Company shall determine, including retroactively to the extent permitted by law, and may apply to Participants in the Plan at the time thereof as well as to future Participants. By adoption of the Plan, each Nonaffiliate expressly delegates to the board of directors of the Company (or a duly appointed delegate thereof) sole authority to make amendments or modifications to the Plan as adopted and maintained by such Nonaffiliate.

                  The Plan may be terminated with respect to the Company, its Affiliates and all adopting Nonaffiliates on any date specified by the board of directors of the Company. The Plan may be terminated solely with respect to the Company and its Affiliates on any date specified by the board of directors of the Company. The Plan may be terminated solely with respect to a Nonaffiliate on any date specified by the board of directors of the Nonaffiliate (or by such other person as may be required or permitted to act on behalf of such Nonaffiliate), provided that such Nonaffiliate notifies the Committee of such termination at least 30 days prior to the effective date of the termination.

                  Section 16.2. Establishment of Separate Plan. If an Employer shall withdraw from the Plan under Section 12.2 the Company shall determine the portion of the Trust Fund held by the Trustee which is applicable to the Participants and former Participants of such Employer and direct the Trustee to segregate such portion in a separate Trust. Such separate Trust shall thereafter be held and administered as a part of the separate plan of such Employer. The portion of the Trust applicable to the Participants and former Participants of a particular Employer shall be the sum of:

                  (a) the total amount credited to all accounts which are applicable to the Participants and former Participants of such Employer and

                  (b) an amount which bears the same ratio to the excess, if any, of

                           (i)  the total value of the Trust over

                           (ii) the total amount credited to all accounts


as the total amount credited to the accounts which are applicable to the Participants and former Participants of such Employer bears to the total amount credited to such accounts of all Participants and former Participants.

                  Section 16.3. Full Vesting upon Termination of Participation or Partial Termination of the Plan. In the event that any Employer terminates its participation in the Plan, or in the event of the partial termination of the Plan, the accounts of all Participants of such Employer, or of those Participants who are affected by the partial termination of the Plan, as the case may be, shall become fully vested and shall not thereafter be subject to forfeiture.

                  Section 16.4. Distribution upon Termination of the Plan. Any Employer may at any time terminate its participation in the Plan by written instrument executed on behalf of the Employer by resolution of its board of directors to that effect. In the event of any such termination the Company shall determine the portion of the Trust Fund held by the Trustee which is applicable to the Participants and former Participants of such Employer and direct the Trustee to distribute such portion to Participants ratably in proportion to the balances of their respective accounts as follows:

                  (a) The balance in any account shall be distributed to the Distributee entitled to receive such account.

                  (b) The remaining assets of the Trust Fund shall be distributed to Participants ratably in proportion to the balances of their respective accounts.


A complete discontinuance of contributions by an Employer shall be deemed a termination of such Employer's participation in the Plan for purposes of this Section.

                  Section 16.5. Trust Fund to Be Applied Exclusively for Participants and Their Beneficiaries. Subject only to the provisions of Section
4.5 and the provisions of Section 15.4 and any other provision of the Plan to the contrary notwithstanding, it shall be impossible for any part of the Trust Fund to be used for or diverted to any purpose not for the exclusive benefit of Participants and their Beneficiaries either by operation or termination of the Plan, power of amendment or other means.

                  IN WITNESS WHEREOF, the Company has adopted the Plan on this ____ day of ________, 1999.

                                         STARWOOD HOTELS & RESORTS
                                         WORLDWIDE, INC.



                                         By:  ______________________________

                                    APPENDIX
                   SPECIAL PROVISIONS FOR CERTAIN PARTICIPANTS

         Notwithstanding anything in the Plan to the contrary, the provisions of this Appendix shall apply to the Participants described below:

         A. Participation Service Counted Prior to Date the Company Acquired the Hotel:

         The following groups of Employees who became employees of the Company as a result of an acquisition by the Company will be credited for participation service prior to such acquisition as follows:


                GROUP                            PARTICIPATION SERVICE
                                                         CREDIT

 -        Employees of the Radisson     Service for the time period from January
          Denver South                  1, 1997 until January 17, 1997 (the
                                        acquisition date) shall be credited
                                        (provided such employee was employed by
                                        the Radisson Denver South continuously
                                        from January 1, 1997).

                                        No past service credit will be given for purposes of vesting.

-        Employees of the Deerfield     Service for the time period from January
         Beach Hilton                   1, 1997 until January 8, 1997 (the
                                        acquisition date) shall be credited
                                        (provided such employee was employed by
                                        the Deerfield Beach Hilton continuously
                                        from January 1, 1997).

                                        No past service credit will be given for purposes of vesting.


-        Employees of Days Inn          Service for the time period from
         Lake Shore Drive               February 21,1996 until February 21, 1997
                                        (the acquisition date) for each Employee who as of April 1,



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
                                        1997 (i) is an Eligible Employee, (ii)
                                        has attained age 21; (iii) has been
                                        continuously employed by the Days Inn
                                        Lake Shore Drive from February 21, 1996
                                        and (iv) who was credited with 1000
                                        hours of service for the period from
                                        February 21, 1996 until February 21,
                                        1997.

                                        Employees who do not meet the
                                        requirements set forth above shall
                                        nevertheless be given credit for service for any time after February 21, 1996 that they were employed by the Days Inn Lake Shore Drive provided such employee was an employee of such hotel on February 21, 1997.

                                        No credit will be given for purposes of
                                        vesting.

-         Employees of the Hermitage    Service for the time period from March
          Suite Hotel                   11, 1996 until March 11, 1997 (the
                                        acquisition date) for each Employee who
                                        as of April 1, 1997 (i) is an Eligible
                                        Employee, (ii) has attained age 21;
                                        (iii) has been continuously employed by
                                        the Hermitage Suite Hotel from March 11,
                                        1996 and (iv) who was credited with 1000 hours of service for the period from March 11, 1996 until March 11, 1997.

                                        Employees who do not meet the
                                        requirements set forth above shall
                                        nevertheless be given credit for service for any time after March 11, 1996 that they were employed by the Hermitage Suite Hotel provided such employee was an employee of such hotel on March 11, 1997.


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
                                        No credit will be given for purposes of
                                        vesting.


-        Employees of the Hotel         Service for the time period from March
         De La Poste                    13, 1996 until March 13, 1997 (the
                                        acquisition date) for each Employee who
                                        as of April 1, 1997 (i) is an Eligible
                                        Employee, (ii) has attained age 21;
                                        (iii) has been continuously employed by
                                        the Hotel De La Poste from March 13,
                                        1996 and (iv) who was credited with 1000 hours of service for the period from March 13, 1996 until March 13, 1997.

                                        Employees who do not meet the
                                        requirements set forth above shall
                                        nevertheless be given credit for service for any time after March 13, 1996 that they were employed by the Hotel De La Poste provided such employee was an employee of such hotel on March 13, 1997.

                                        No credit will be given for purposes of
                                        vesting.

- Employees of each of the hotels listed below shall be given credit for service for the one-year period prior to the hotel's Acquisition Date for each Employee who as of the hotel's Acquisition Date (i) is an Eligible Employee, (ii) has attained age 21; (iii) has been continuously employed by the hotel for the one-year period prior to the hotel's Acquisition Date and (iv) who was credited with 1000 hours of service for the one-year period prior to the Acquisition Date.

         Employees who do not meet the requirements set forth above shall nevertheless be given credit for service for any time during the one-year period prior to the hotel's Acquisition Date that they were employed by the hotel provided such employee was an employee of such hotel on the hotel's Acquisition Date.

         No credit will be given for purposes of vesting.


         Hotel                                            Acquisition Date
         -----                                            ----------------
         Marriott Suites San Diego                        April 3, 1997
         Tremont Hotel                                    April 4, 1997



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
         Harvey's Wichita                               May 1, 1997
         Raphael                                        May 7, 1997
         Sheraton Stamford                              June 12, 1997
         Radisson Plaza Hotel at Town Center            July 10, 1997
         Atlanta Hilton NE                              August 1, 1997
         Crowne Plaza (New Orleans)                     September 23, 1997
         One Washington Circle (Washington, D.C.)       September 29, 1997
         Radisson Plaza & Suite Hotel                   October 31, 1997
                  (Indianapolis)
         Tara's Ferncroft Conference Resort             September 10, 1997
         Sheraton Tara Hotel (Framingham)               September 10, 1997
         Tara's Cape Codder Hotel                       September 10, 1997
         Tara Hyannis Hotel & Resort                    September 10, 1997
         Sheraton Tara Lexington Inn                    September 10, 1997
         Tara's Colonial Hilton                         September 10, 1997
         Sheraton Tara Hotel (Newton)                   September 10, 1997
         Sheraton Tara Hotel (South Portland)           September 10, 1997
         Tara Stamford Hotel                            September 10, 1997
         Sheraton Tara Hotel (Braintree)                September 10, 1997
         Sheraton Tara WayFarer Inn                     September 10, 1997
         Tara Merrimack Hotel                           September 10, 1997
         Sheraton Tara Hotel (Nashua)                   September 10, 1997
         Sheraton Tara Hotel (Warwick)                  September 10, 1997
         Sheraton Tara Hotel (Parsippany)               September 10, 1997
         Sheraton Long Beach                            January 1, 1998
         Sonoma County Hilton                           January 1, 1998
         Ontario Airport Hilton                         January 1, 1998
         Grand Junction Hilton                          January 1, 1998
         Danbury Hilton & Towers                        January 1, 1998
         Wilmington Hilton Hotel                        January 1, 1998
         Northeast Atlanta Hilton                       January 1, 1998
         BWI Airport Marriot                            January 1, 1998
         Bethesda Ramada Hotel &                        January 1, 1998
                  Conference Center
         Novi Hilton                                    January 1, 1998
         Holiday Inn Crowne Plaza Edison                January 1, 1998
         Long Island Sheraton                           January 1, 1998
         Park Ridge at Valley Forge                     January 1, 1998
         Charleston Hilton North                        January 1, 1998
         Sheraton Gateway Houston Airport               January 1, 1998
         Courtway by Marriot Crystal City               January 1, 1998
         Omni Waterside Hotel                           January 1, 1998
         Pavilion Towers Resort &                       January 1, 1998
                  Conference Center

         B.  Prior Service Counted for Certain Employees at Hotels with No Prior
             Plan:

                  Each Eligible Employee (i) who was continuously employed for the period between December 31, 1998 and April 1, 1999 at one of the hotel properties listed below and (ii) who has attained age 21 by April 1, 1999 shall become a Participant as of April 1, 1999, regardless of whether such Eligible Employee has completed a Year of Service. For purposes of eligibility, each Eligible Employee who became employed at one of the hotel properties listed below after December 31, 1998 shall be credited with 45 Hours of Service for (i) each week of employment for the period between his hire date and April 1, 1999 and (ii) such other service required to be included pursuant to Section 9.2. For purposes of vesting, each Eligible Employee who is employed at one of the hotel properties listed below on April 1, 1999 shall be credited with 45 Hours of Service for (i) each week of employment since his most recent date of hire with such hotel property or (ii) such other service required to included pursuant to
Section 9.2:


                           Sheraton Suites Alexandria
                           Sheraton Suites Columbus
                           Sheraton Suites Country Club Plaza
                           Sheraton Suites Elk Grove
                           Sheraton Suites Fairplex-Pomona
                           Sheraton Suites Market Center Dallas
                           Sheraton Suites Plantation
                           Sheraton Suites Wilmington
                           Galleria-Atlanta
                           Key West
                           Gateway O-Hare
                           St. Regis Aspen
                           Houston Luxury Collection
                           Westin Central Park South
                           Washington D.C. Luxury Collection
                           Sheraton Perimeter Park South Hotel
                           Sheraton Burlington Hotel & Conference Center




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